                       ASSET PURCHASE AND SALE AGREEMENT


                                 BY AND AMONG


                          SUNSHINE CONCERTS, L.L.C.,


                            SFX BROADCASTING, INC.,


                           SUNSHINE PROMOTIONS, INC.


                                      AND


             ALL OF THE STOCKHOLDERS OF SUNSHINE PROMOTIONS, INC.







                                JUNE 23, 1997

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                               TABLE OF CONTENTS

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SECTION 1.  DEFINITIONS...........................................................................................1

SECTION 2.  SALE OF ASSETS........................................................................................9
         2.1      Purchased Assets................................................................................9
         2.2      Excluded Assets................................................................................10
         2.3      Liabilities....................................................................................10

SECTION 3.  PURCHASE.............................................................................................12
         3.1      Purchase Price.................................................................................12
         3.2      Calculation of Gain............................................................................13
         3.3      ...............................................................................................13
         3.4      Working Capital................................................................................13
         3.5      Allocation of Purchase Price...................................................................14

SECTION 4.  CLOSING..............................................................................................14

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................15
         5.1.     Organization; Capitalization...................................................................15
         5.2      Subsidiaries...................................................................................15
         5.3      Authorization of Agreements, No Conflict, Etc..................................................15
         5.4      Title to Properties............................................................................16
         5.5      Leases.........................................................................................16
         5.6      Condition of Property..........................................................................16
         5.7      Compliance with Laws, Etc......................................................................17
         5.8      Intellectual Property..........................................................................18
         5.9      Books and Records..............................................................................18
         5.10     Receivables....................................................................................19
         5.11     Litigation.....................................................................................19
         5.12     Contracts; Bookings............................................................................19
         5.13     Labor Matters..................................................................................20
         5.14     Financial Statements...........................................................................20
         5.15     Absence of Certain Changes or Events...........................................................21
         5.16     Undisclosed Liabilities........................................................................22
         5.17     Real Property..................................................................................22
         5.18     Taxes..........................................................................................25
         5.19     Insurance......................................................................................26
         5.20     Employee Benefits..............................................................................26
         5.21     Employees......................................................................................29
         5.22     Environmental Matters..........................................................................29
         5.23     Affiliate Transactions.........................................................................31


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         5.24     Absence of Certain Business Practices..........................................................31
         5.25     Broker's or Finder's Fees......................................................................31
         5.26     Disclosure.....................................................................................31
         5.27     Sufficiency of Purchased Assets................................................................32
         5.28     Certain Payments...............................................................................32
         5.29     ...............................................................................................32
         5.30     Other Stockholders.............................................................................32

SECTION 6.        REPRESENTATIONS AND WARRANTIES OF EACH SIGNING
                  STOCKHOLDER....................................................................................32
         6.1      Authorization of Transaction...................................................................33
         6.2      Non-contravention..............................................................................33
         6.3      Broker's Fees..................................................................................33
         6.4      Ownership of Common Stock of Seller............................................................33
         6.5      Representations and Warranties of Seller.......................................................34
         6.6      Receipt of Information.........................................................................34
         6.7      Accredited Investor............................................................................34
         6.8      Investment Intention...........................................................................34
         6.9      Disclosure.....................................................................................34
         6.10     Informed Judgment..............................................................................34

SECTION 7.        REPRESENTATIONS AND WARRANTIES OF BUYER AND SFX................................................34
         7.1      Organization of Buyer..........................................................................34
         7.2      Shares of Stock of SFX.........................................................................35
         7.3      Authorization of this Agreement, Etc...........................................................35
         7.4      Broker's or Finder's Fees......................................................................35

SECTION 8.  COVENANTS............................................................................................35
         8.1      Covenants of Seller............................................................................35
         8.2      Filings and Governmental Consents..............................................................39
         8.3      Confidentiality................................................................................39
         8.4      Access.........................................................................................40
         8.5      ...............................................................................................41
         8.6      Employment Matters.............................................................................41
         8.7      Legend.........................................................................................42
         8.8      Filing of Registration Statement...............................................................42
         8.9      Notification...................................................................................43
         8.10     Environmental Reports and Related Matters......................................................44
         8.11     Further Assurances.............................................................................45
         8.12     Releases.......................................................................................45
         8.13     Consent and Voting Agreement...................................................................46
         8.14     Prepayment of Debt.............................................................................48
         8.15     Litigation Matters.............................................................................48


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SECTION 9.  CONDITIONS TO OBLIGATIONS OF BUYER...................................................................49
         9.1      Representations, Warranties and Covenants of Seller and the Signing Stockholders...............50
         9.2      Absence of Proceedings.........................................................................50
         9.3      Opinion of Counsel to Seller...................................................................50
         9.4      Consents or Approvals..........................................................................52
         9.5      Title Insurance................................................................................52
         9.6      HSR Act........................................................................................52
         9.7      Closing of Other Agreements....................................................................52
         9.8      Bill of Sale...................................................................................52
         9.9      Conveyance; Assignment and Assumption Agreement................................................52
         9.10     Environmental Matters..........................................................................54
         9.11     ...............................................................................................54
         9.12     Employment Agreements..........................................................................54
         9.13     Working Capital................................................................................54

SECTION 10.  CONDITIONS TO OBLIGATIONS OF SELLER.................................................................54
         10.1     Representations, Warranties and Covenants of Buyer and SFX.....................................54
         10.2     Absence of Proceedings.........................................................................55
         10.3     Opinion of Buyer's Counsel.....................................................................55
         10.4     HSR Act........................................................................................55
         10.5     Control of SFX.................................................................................55
         10.6     Note...........................................................................................56
         10.7     ...............................................................................................56
         10.8     Assignment and Assumption Agreement............................................................56
         10.9     Closing of Other Acquisition Agreements........................................................56
         10.10    Employment Agreements..........................................................................56

SECTION 11.  TERMINATION.........................................................................................56
         11.1     Termination....................................................................................56
         11.2     Effect of Termination..........................................................................57

SECTION 12.  INDEMNIFICATION.....................................................................................57
         12.1     Indemnification of Buyer and SFX; Appointment of Representative................................57
         12.2     Indemnification of Seller and the Signing Stockholders.........................................58
         12.3     Claims for Indemnification.....................................................................58
         12.4     Materiality or Knowledge.......................................................................59
         12.5     Set-Off in Lieu of Separate Compensation.......................................................59
         12.6     Method of Payment of Indemnification...........................................................60
         12.7     Limitations on Indemnification.................................................................60

SECTION 12A. RIGHT OF FIRST REFUSAL..............................................................................60


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         12A.1    Right of First Refusal.........................................................................60
         12A.2    Procedure......................................................................................61

SECTION 13.  MISCELLANEOUS.......................................................................................61
         13.1     Expenses.......................................................................................61
         13.2     Specific Performance...........................................................................61
         13.3     Survival.......................................................................................62
         13.4     Notices........................................................................................62
         13.5     Assignment; Successors and Assigns.............................................................63
         13.6     Entire Agreement...............................................................................63
         13.7     Governing Law; Construction....................................................................63
         13.8     Construction...................................................................................63
         13.9     Severability...................................................................................64
         13.10    Jurisdiction...................................................................................64
         13.11    Captions.......................................................................................64
         13.12    Counterparts...................................................................................64
         13.13    Bulk Sales Laws................................................................................64
         13.14    Publicity......................................................................................64
         13.15    Waiver.........................................................................................65
         13.16    No Third Party Beneficiaries...................................................................65

EXHIBITS

3.1(c)            Form of Note
5.30              Form of Stockholders' Agreement
8.6               Form of Employment Agreement
9.8               Form of General Bill of Sale


SCHEDULES

2.1(c)            Vehicles
2.1(d)            Real Property
2.1(g)            Contracts
2.2               Excluded Assets
2.3               Assumed Obligations
3.1(f)            Long-Term Debt
3.5               Allocation of Purchase Price
5.1               Organization, Qualifications and Capitalization
5.2               Subsidiaries
5.3               Seller's Consents
5.4               Title Reports (Permitted Liens)


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                                                                         PAGE
                                                                         ----
5.6               Tangible Property
5.7               Legal Compliance; Governmental Authorizations
5.8               Intellectual Property Disputes
5.10              Accounts Receivable
5.11              Litigation
5.12(a)           Consents
5.12(b)           Bookings
5.12(c)           Palace Theater LP Matters
5.13              Labor Matters
5.15              Adverse Changes
5.16              Liabilities
5.18(a)           Tax Extensions
5.18(c)           Tax Returns
5.19              Insurance
5.20              Employee Benefit Plans
5.21              Employees
5.22              Environmental Matters
5.23              Affiliate Transactions
7.3               Buyer's Consents
8.14              Loans to Signing Stockholders

                       ASSET PURCHASE AND SALE AGREEMENT


                  Asset Purchase and Sale Agreement, dated as of June 23, 1997, by and among Sunshine Promotions, Inc., an Indiana corporation ("Seller"), Sunshine Concerts, L.L.C., a Delaware limited liability company ("Buyer"), SFX Broadcasting, Inc. ("SFX"), and P. David Lucas and Steven P. Sybesma, both of whom are stockholders of Seller (the "Signing Stockholders").

                  WHEREAS, Buyer is a wholly-owned subsidiary of SFX;

                  WHEREAS, Seller desires to sell to Buyer substantially all of its assets, and Buyer desires to purchase such assets, upon the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, as a condition to its purchase of such assets, Buyer requires Seller and the Signing Stockholders to make certain representations, warranties and covenants and to agree to indemnify Buyer in certain respects, all as more fully set forth herein; and

                  WHEREAS, contemporaneously herewith, SFX and certain subsidiaries thereof are entering into asset purchase and sale agreements (the "Other Agreements") with the Other Sellers (as defined herein);

                  NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto agree as follows:

                  SECTION 1.  DEFINITIONS.

                  As used in this Agreement, the following terms shall have the following meanings:

                  1.1 "Accounts Receivable" has the meaning set forth in
Section 5.10.

                  1.2 "Affiliate" means a Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, the first mentioned Person.

                  1.3 (reserved)

                  1.4 "Apportionment Date" means June 1, 1997.

                  1.5 (reserved)

                  1.6 "Assumed Obligations" has the meaning set forth in
Section 2.3.

                  1.7 "Balance Sheet" has the meaning set forth in Section
5.14.

                  1.8 "business day" means any day on which banks in the State of New York are not authorized or required to close.

                  1.9 "Buyer" has the meaning set forth on the first page of this Agreement.

                  1.10 (reserved)

                  1.11 "Center" has the meaning set forth in Section 12A.1.

                  1.12 "Closing" has the meaning set forth in Section 4.

                  1.13 "Closing Date" has the meaning set forth in Section 4.

                  1.14 "Closing Documents" means all agreements and documents to be executed or delivered in connection with the closing of the transactions contemplated by this Agreement, including, without limitation, the documents described in Section 9.9.

                  1.15 "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                  1.16 "Code" means the Internal Revenue Code of 1986, as amended.

                  1.17 "Competing Transaction" means any of the following involving Seller: (a) any merger, consolidation, share exchange, business combination or other similar transaction (other than the transactions contemplated by this Agreement); (b) any sale, lease, exchange, transfer or other disposition of 25% or more of the assets of Seller, in a single transaction or series of transactions; (c) except as set forth on Schedule 5.1, any offer (whether in cash or in securities) for 25% or more of the outstanding shares of capital stock of Seller; or (d) any public announcement of a proposal, plan or intention to do any of the foregoing.

                  1.18 "Contracts" has the meaning set forth in Section 2.1.

                  1.19 "Control" (including the terms "Controlled," "Controlled by" and "under common Control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

                  1.20 "Damages" means any and all claims, demands, losses, costs, obligations, liabilities, Tax deficiencies, interest thereon and penalties and expenses, and includes, without limitation, reasonable attorney's fees and any Tax liability (including interest) resulting from any payment pursuant to Section 12; provided, however, that Damages, as used in
Section 12, shall be net of insurance proceeds received by the Indemnified Party and any tax benefits derived by the Indemnified Party from the deduction or payment of any Damages to a third Person.

                  1.21 "day" means a calendar day.


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                  1.22 (reserved)

                  1.23 (reserved)

                  1.24 (reserved)

                  1.25 "Employee Benefit Plan" means any (a) bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit, group health, medical expense reimbursement, dependent care, stock option, stock purchase, stock appreciation rights, phantom stock, savings, deferred compensation, consulting, severance pay, termination pay, vacation pay, leave of absence, layoff, life insurance, accident, disability, workers' compensation, welfare or other employee benefit or fringe benefit plan, program, arrangement, practice or policy, or (b) plan, program, arrangement, practice or policy, which is an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA or an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA, whether written or unwritten.

                  1.26 "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

                  1.27 "Environmental, Health and Safety Liabilities" means any cost, damages, loss, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

                  (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                  (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

                  (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                  (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.



                                     - 3 -

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For purposes of the foregoing definition, the terms "removal," "remedial" and
"response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended.

                  1.28 "Environmental Law" means any Legal Requirement that requires or relates to:

                  (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                  (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

                  (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

                  (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                  (e) protecting resources, species, or ecological amenities;

                  (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                  (g) cleaning up pollutants that have been released, preventing the Threat of release, or paying the costs of such clean up or prevention; or

                  (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

                  1.29 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  1.30 "ERISA Affiliate" means each person (as defined in section 3(9) of ERISA) that, together with the Seller or any of its Subsidiaries (or any person whose liabilities the Seller or any of its Subsidiaries has assumed or is otherwise subject to, whether directly or indirectly, including as a result of indemnification) would be or has been treated as a single employer under section 4001(b) of ERISA or Section 414 of the Code.

                  1.31 "ESA" has the meaning set forth in Section 8.10.


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                  1.32 "Excluded Assets" has the meaning set forth in Section
2.2.

                  1.33 "Facilities" means any real property, leaseholds, or other interests owned or operated by Seller or its Subsidiaries and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) owned or operated by Seller.

                  1.34 (reserved)

                  1.35 "Gain" has the meaning set forth in Section 3.1.

                  1.36 (reserved)

                  1.37 "Governmental Authorization" means any approval, consent, license, variance, permit, conditional use permit waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

                  1.38 "Governmental Body" means any (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature,
(ii) federal, state, local, municipal, foreign, or other government, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), (iv) multi-national organization or body, or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power.

                  1.39 "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from any current or former Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off any current or former Facilities, or that may affect the value of the Facilities or Seller.

                  1.40 "Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum, petroleum by-products and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials polychlorinated biphenyls and lead paint.

                  1.41 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  1.42 "including" means including without limitation.



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                  1.43 "Indemnified Party" means the party or parties claiming a right to indemnification pursuant to Section 12.

                  1.44 "Indemnifying Party" means the party or parties from whom indemnification is sought pursuant to Section 12.

                  1.45 "Intellectual Property" means trademarks, service marks, trade dress, logos, trade names, corporate names, assumed names, patents and copyrights together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith.

                  1.46 "Interim Balance Sheet" has the meaning set forth in
Section 5.14.

                  1.47 "Lease" or "Leases" has the meaning set forth in
Section 2.1.

                  1.48 "Leased Real Property" means all real property subject to the Leases.

                  1.49 "Legal Requirement" means any applicable federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, code, statute, or treaty.

                  1.50 "Lien" means any lien, claim, pledge, security interest, mortgage, charge, easement, right-of-way, encroachment, covenant and/or restriction restricting use or the manner of use, lease, right of use or other encumbrance or third party right of any kind, whether written or oral.

                  1.51 "Litigation" has the meaning set forth in Section 12.3.

                  1.52 (reserved)

                  1.53 (reserved)

                  1.54 "Note" has the meaning set forth in Section 3.1(c).

                  1.55 "Notice" has the meaning set forth in Section 12A.2.

                  1.56 (reserved)

                  1.57 "Occupational, Safety and Health Law" means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

                  1.58 "Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person, (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

                  1.59 "Other Agreements" has the meaning set forth on the first page of this Agreement.

                  1.60 "Other Sellers" means, collectively, Deer Creek Partners, L.P., Murat Centre L.P., Polaris Amphitheater Limited Partnership, Suntex, Inc. and TourDesign, Inc.

                  1.61 (reserved)

                  1.62 "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                  1.63 "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

                  1.64 "Purchased Assets" has the meaning set forth in Section 2.1.

                  1.65 "Real Property" means the Leased Real Property.

                  1.66 "Records" has the meaning set forth in Section 2.1.

                  1.67 "Registration Statement" has the meaning set forth in
Section 8.8.

                  1.68 "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

                  1.69 (reserved)

                  1.70 "Representative" is defined in Section 12.1.

                  1.71 "Scalpers" means any Persons engaged in the business or activity of selling tickets in excess of the face value thereof or in contravention of any applicable Legal Requirement as to the time, place or manner of sale.

                  1.72 "SEC" means the U.S. Securities and Exchange
Commission.

                  1.73 "Securities Act" means the Securities Act of 1933, as amended.

                  1.74 "Seller" has the meaning set forth on the first page of this Agreement and, unless the context requires otherwise, also includes that entity's predecessors.

                  1.75 "Seller Plans" has the meaning set forth in Section
5.20.

                  1.76 "Seller's Counsel" means Lowe Gray Steele & Darko.

                  1.77 "Seller's Offer" has the meaning set forth in Section 12A.2.

                  1.78 "SFX" has the meaning set forth on the first page of this Agreement.

                  1.79 "Signing Stockholder" has the meaning set forth on the first page of this Agreement.

                  1.80 "Stockholder" has the meaning set forth in Section 2.3.

                  1.81 "Structures" has the meaning set forth in Section 5.17.

                  1.82 "Subsidiary" means any entity in which Seller has an ownership interest.

                  1.83 "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, gross income, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  1.84 "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  1.85 "Threat of Release" means a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

                  1.86 "Threatened"--a claim, proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.



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



                  1.87 "Working Capital" means the difference between the short-term assets that are transferred to Buyer pursuant to this Agreement and sold to other subsidiaries of SFX pursuant to the Other Agreements and the short-term liabilities that are assumed by Buyer pursuant to this Agreement or by other subsidiaries of SFX pursuant to the Other Agreements; for purposes of this Agreement, "short-term assets" and "short-term liabilities" shall have the meanings given to such terms under generally accepted accounting principles.

                  SECTION 2.  SALE OF ASSETS.

                  2.1 Purchased Assets. Upon and subject to the terms and conditions provided in this Agreement, Seller shall, at the Closing, convey, sell, transfer, assign and deliver to Buyer all of Seller's right, title and interest in and to all of its assets and properties (real, personal and intangible), including, but not limited to, the items specifically listed and described below and on the schedules attached hereto (but excluding Excluded Assets) (collectively, the "Purchased Assets"):

                  (a) All merchandise, inventories, materials and supplies of Seller, including items in transit from vendors and also including guaranties and warranties running to the benefit of Seller with regard thereto;

                  (b) All cash on hand and at banks, other cash items of Seller at the close of business on the Closing Date, all receivables and other accrued payments or obligations which have inured or shall inure to the benefit of Seller;

                  (c) All machinery, equipment, office equipment, furniture, computers, leasehold improvements, fixtures, trade fixtures, supplies and other personal property owned by Seller and rights of Seller of every kind and description, tangible and intangible, and all warranties and guaranties thereto and rights of action of Seller therefor, including, without limitation, all automobiles, trucks, trailers, automotive equipment and other vehicles owned by Seller, all of which vehicles are described on Schedule 2.1(c);

                  (d) (reserved)

                  (e) All of the right, title and interest of Seller or its affiliates in and to all Intellectual Property of Seller, including, without limitation, any Web page or HTML site, and any and all variations or derivations thereof and in and to all logos, insignias and advertising materials bearing the names "Sunshine" or "Sunshine Promotions," to the name of Seller and all brand names and trademarks and all technology and technical information related to, necessary for or used in connection with the operation of Seller's business, and all secrecy agreements of Seller or its affiliates with others, including employees, relating to disclosure, assignment or patenting of any of the foregoing;

                  (f) All of the right, title and interest of Seller in, to and under all leases, subleases, licenses and/or other occupancy agreements affecting the real property described in Schedule 2.1(d) (individually a "Lease" and collectively, the "Leases"), the estates created thereunder and all improvements, fixtures, affixations and fittings located on the premises covered thereby owned by Seller;

                  (g) All of the right, title and interest of Seller in and to all agreements, contracts and contract rights, purchase and sales contracts and orders, license agreements, franchises, booking agreements, trade and barter agreements and all other agreements and contracts relating to or necessary for the operation of Seller's business ("Contracts"), including, without limitation, those listed or described on Schedule 2.1(g) and to all Governmental Authorizations listed or described on Schedule 5.7;

                  (h) All claims, deposits, credits and prepaid items, refunds, causes of action, choses in actions, pending litigation, judgments, settlements, rights of recovery, rights of set-off, rights of recoupment and demands on others of every kind and nature relating to the Purchased Assets or related to or arising from the operation of Seller's business, whether now existing or hereafter arising;

                  (i) All original files and records of Seller (including all financial records and computer runs and programs related thereto) pertaining to the Purchased Assets and all other books, records, files, documents, correspondence, reports and lists of suppliers and customers including, but not limited to, general ledger, all sales and credit records, accountants' working papers, advertising and sales material, literature and personnel and payroll records of Seller (provided, however, that Tax Returns may be copies) (the "Records"), to which Seller shall have access pursuant to Section 8.4(a);

                  (j) The Seller as a going concern and the goodwill thereof;
and

                  (k) All other assets, properties, rights and the entire business, of every kind and nature, owned or held by Seller or in which Seller has an interest (except for the Excluded Assets), known or unknown, fixed or unfixed, choate or inchoate, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement, including, without limitation, all Governmental Authorizations, securities, automobiles, trucks and trailers.

                  2.2 Excluded Assets. Seller's partnership interest in Polaris Amphitheater LP, all assets of the Seller Plans and any other Employee Benefit Plans, seals, minute books, stock transfer books, blank stock certificates, rights to receive Tax refunds to the extent such refunds relate to any period prior to June 1, 1997, and other documents relating to the rights of Seller under this Agreement and any assets described in Schedule 2.2 (collectively, the "Excluded Assets") are excluded from the Purchased Assets to be sold by Seller to Buyer.

                  2.3      Liabilities.

                  (a) At the Closing, Buyer shall assume all liabilities and obligations of Seller under Contracts and Leases and all other liabilities and obligations of Seller, other than those set forth in Section 2.3(b), that are set forth on Schedule 2.3 (the "Assumed Obligations"). Buyer shall not assume or have any liabilities with respect to any other obligation or liability of Seller that is not included in the Assumed Obligations.

                  (b) Anything in this Agreement to the contrary notwithstanding, Buyer shall not assume, or in any way be liable or responsible for:

                  (i) Except as set forth in Section 3.1(e), (A) any liabilities or obligations of Seller, or any consolidated group of which Seller is a member, or of any stockholders (the "Stockholders") for any Taxes, accrued for, applicable to or arising from any period on or prior to May 31, 1997, or in connection with the consummation of the transactions contemplated herein, and (B) any liability of the Seller for the unpaid Taxes of any Person under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise;

                  (ii) any obligation of the Seller to indemnify any Person by reason of the fact that such Person was a director, officer, employee or agent of any of the Seller or was serving at the request of any such entity as a partner, trustee, director, officer, employee or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement or otherwise);

                  (iii) any liability of the Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated herein;

                  (iv) any intercompany payables or any liabilities or obligations of Seller owing to any Affiliate of Seller or to any Other Seller or any Affiliate thereof, all of which shall be released on or prior to the Closing Date;

                  (v) any liability or obligation of the Seller under this Agreement;

                  (vi) any Environmental, Health and Safety Liability arising solely from occurrences or conditions on or prior to the Closing Date, or, for any such liability arising from occurrences or conditions both before and after the Closing, the portion of any such liability caused by occurrences prior to the Closing Date;

                  (vii) any liability or obligation relating to the Seller Plans or any other Employee Benefit Plans, including but not limited to any liability or obligation with respect to COBRA or any multiemployer plan (as defined in Section 3(37) or 4001(a)(3) of ERISA); and

                  (viii) any liability or obligation not expressly set forth in the Balance Sheet, except those which may arise with respect to the period after the Closing Date under the Contracts and Leases and as set forth in Schedule 2.3.

                  SECTION 3.  PURCHASE.

                  3.1 Purchase Price. In consideration of the aforesaid sale, conveyance, transfer, assignment and delivery of the Purchased Assets, and subject to the terms and conditions of this Agreement, including, without limitation, Section 12.5, Buyer will pay to Seller, and SFX hereby guarantees the payment of:

                  (a) subject to adjustment pursuant to Sections 3.4 and 8.10, on the Closing Date, $1,425,815 in the form of a wire transfer to the bank account designated by Seller no later than three business days prior to the Closing Date;

                  (b) on the Closing Date, a stock certificate representing 62,792 shares of Class A Common Stock of SFX;

                  (c) on the Closing Date, a promissory note (the "Note") of SFX, in substantially the form of Exhibit 3.1(c), in the principal amount of $2,000,000;

                  (d) on each of the first and second anniversaries of the Closing Date, a stock certificate representing that number of shares of Class A Common Stock of SFX equal to the number obtained by dividing $1,000,000 by the average closing price for such shares during the twenty-trading day period immediately preceding the fifth business day prior to such anniversary date (rounding the result to the nearest whole number);

                  (e) no later than the fifth business day prior to April 15 in the year following the year in which the Closing occurs, in the form of a wire transfer to the bank account designated by Seller no later than eight business days prior to such April 15th date, an amount of money equal to X in the following equation:

                            TR   (Y) - TR  (Y)
         X        =           OI     -   CG
                       -------------------------------
                                 1 - TR
                                       CG1

         X        =        payment to be made by Buyer.


         Y        =        the amount of gain of Seller from the sale of the
                           Purchased Assets treated as ordinary income or net short-term capital gain for federal income tax purposes ("Gain"). Such amount shall be calculated in accordance with the provisions of Section 3.2.
                           In no event shall the amount of Gain exceed the difference between the total purchase price allocated under Section 3.5 to assets, the sale of which may give rise to ordinary income or loss or net short- term capital gain or loss and the basis of such assets. The amount of Gain attributable to Seller shall be calculated by including its pro rata share of the proceeds and basis attributable to Polaris under the principles set forth herein.

         TR       =        maximum federal tax rate applicable to
           OI              individuals for ordinary income for transactions
                           occurring on the Closing Date.

         TR       =        maximum federal tax rate applicable to
           CG              individuals for long-term capital gains for
                           transactions occurring on the Closing Date.

         TR       =        maximum federal tax rate applicable to
           CG1             individuals for long-term capital gains in
                           the year of the payment pursuant to this
                           Section 3.1(e).

Notwithstanding the foregoing, no payment pursuant to this Section 3.1(e) shall be required to the extent that (i) the difference between (A) the aggregate amounts payable pursuant to this Section 3.1(e) and Sections 3.1(e) of the Other Agreements and (B) the aggregate amounts that would be payable pursuant to this Section 3.1(e) and Sections 3.1(e) of the Other Agreements if, in each case, the definitions of TROI and TRCG replaced "for transactions occurring on the Closing Date" with "as of the date hereof, without regard to any increases or reductions enacted subsequent to the date hereof," exceeds
(ii) $50,000;

                  (f) (reserved)

                  (g) no later than the fifth business day prior to April 15 of the year following the year in which the Closing occurs, if such amount is specified in writing by the Seller, an additional amount of purchase price, allocable to goodwill, and equal to the sum of all Taxes assessed against and paid by Seller for the time period from June 1, 1997, through the Closing Date.

                  3.2 Calculation of Gain. The amount of Gain shall be calculated by Seller or its designee no later than December 15 of the year in which the Closing occurs and shall be reviewed and verified by Buyer or its designee, which shall be allowed full access to Seller's books and records for such purposes. In the event of a dispute as to the amount of Gain, Seller and Buyer shall use reasonable efforts to resolve such dispute and, if the dispute cannot be resolved after such reasonable efforts, the amount of Gain treated as ordinary income for federal income tax purposes shall be determined by an independent arbitrator as follows: the dispute shall be submitted to an independent arbitrator designated by the American Arbitration Association under the expedited procedures then in effect for the resolution of commercial disputes. Such arbitrator shall be a certified public accountant designated by the American Arbitration Association. Buyer and Seller shall share equally the costs and expenses of such arbitrator, but each party shall bear its own legal and other expenses, if any. No later than ten days after a final resolution of the amount of Gain, any unpaid amount due pursuant to Section 3.1(e) shall be paid by Buyer or SFX.

                  3.3 (reserved)

                  3.4 Working Capital.

                  (a) (reserved)

                  (b) (reserved)

                  (c) (reserved)

                  (d) (reserved)

                  (e) Seller represents and warrants to Buyer and SFX, and covenants to Buyer and SFX, that the deficit in Working Capital will be no greater than $4,500,000 on the Apportionment Date. If the deficit in Working Capital is greater than $4,500,000 on such date, Buyer shall be entitled to reduce the cash consideration to be paid at Closing by the amount by which such deficit exceeds $4,500,000 or otherwise to be compensated by Seller for such amount. At least five business days prior to the estimated Closing Date, Seller shall furnish to Buyer a proposed schedule setting forth all short-term assets as of the Apportionment Date that are to be transferred to Buyer pursuant to this Agreement and all short-term liabilities as of the Apportionment Date that are to be assumed by Buyer pursuant to this Agreement. Thereafter, Seller and Buyer shall negotiate in good faith in order to resolve any disputed amounts contained therein.

                  3.5 Allocation of Purchase Price. Schedule 3.5, as it may be amended by the parties subsequent to the date hereof, sets forth the parties' allocation of the purchase price, which Seller agrees to adhere to for all purposes, including financial accounting and for the payment of all federal and state Tax returns filed subsequent to the Closing Date, including the determination by Seller of taxable gain or loss on the sale of the Purchased Assets hereunder, and the determination by Buyer of its Tax basis with respect to the Purchased Assets. Seller and Signing Stockholders agree that they will execute and deliver such documents as Buyer shall request at any time or from time to time which relate to or confirm the determination of the allocation of the purchase price. Any additional purchase price not explicitly allocated pursuant to Schedule 3.5 shall be allocated to the purchase of Seller's goodwill. Buyer agrees to pay to Seller and the Selling Stockholders, as an additional purchase price, an amount equal to any additional federal income taxes assessed against such parties because of the re-allocation by the Internal Revenue Service of any of the purchase price hereunder to ordinary income assets of Seller, except to the extent that such re-allocation is due to any inaccuracies in Seller's financial statements or to the extent that such assessment gives effect to any change in the applicable tax rates between the date hereof and the date of such assessment.

                  SECTION 4. CLOSING.

                  Except as otherwise set forth herein, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Buyer in New York, New York, commencing at 10:00 a.m. local time on the later of (a) June 23, 1997, or (b) the second business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other date as the parties may mutually determine (the "Closing Date").

                  SECTION 5. REPRESENTATIONS AND WARRANTIES OF SELLER.

                  To induce Buyer to enter into this Agreement, and to consummate the transactions contemplated, Seller represents and warrants to Buyer as follows:

                  5.1. Organization; Capitalization.

                  (a) Schedule 5.1 contains a complete and accurate list of the name of Seller, its jurisdiction of incorporation and other jurisdictions in which it is authorized to do business. Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, has all requisite corporate power and authority to own and lease its properties and carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of properties makes such qualification necessary.

                  (b) As of the date of this Agreement, the authorized capital stock of Seller is as set forth on Schedule 5.1. Except as set forth on
Schedule 5.1, there is outstanding no security, option to purchase, warrant, right, call, subscription, agreement, commitment, right of first refusal or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any capital stock of Seller or any securities convertible into, or other rights to acquire, any of the capital stock of Seller; (ii) obligates Seller to grant, offer to grant or enter into any of the foregoing; or (iii) relates to the voting or control of such capital stock, securities or rights. Schedule
5.1 sets forth the name and address of each holder of capital stock of Seller and the number of shares of capital stock of Seller held by each such holder.

                  5.2 Subsidiaries.

                  (a) Seller does not own or have any right to acquire, directly or indirectly, any capital stock of any corporation or have any direct or indirect equity or ownership interest in any corporation, business trust, firm, association, partnership, joint venture, entity or organization, except its general partner and limited partner interests in Polaris Amphitheater Limited Partnership. Seller has never had any Subsidiaries, except its general partner and limited partner interests in Polaris Amphitheater Limited Partnership.

                  (b) (reserved)

                  5.3 Authorization of Agreements, No Conflict, Etc. Seller has the full legal right, power and authority to execute and deliver this Agreement and the Closing Documents and to fully perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate and stockholder action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes, and upon the execution and delivery of the Closing Documents, each of the Closing Documents will constitute, the valid and binding obligation of Seller, enforceable in accordance with its terms. Except as set forth in Schedule 5.3, the execution, delivery and performance of this Agreement and the Closing Documents will not, with or without the giving of notice and/or the passage of time, (a) violate any provisions of law applicable to Seller or conflict with, result in the breach or termination of any provision of, constitute a default under, cause the acceleration of the maturity of, or result in the creation of any Lien upon any of the Purchased Assets pursuant to, any corporate charter, By-Law, indenture, mortgage or deed of trust or conflict with, result in a breach or termination of any provision of, constitute a default under, cause the acceleration of the maturity of, or result in the creation of any Lien upon any of the Purchased Assets pursuant to, any lease or other agreement or instrument, to which Seller is a party or by which Seller or any of its assets or properties is or may be bound, (b) conflict with or result in a breach of any statute or law or judgment, order, injunction, decree, regulation or ruling of any Governmental Body to which Seller is subject or by which any of the Purchased Assets is bound, or (c) cause Buyer to become subject to, or to become liable for the payment of, any Tax imposed upon Seller. Seller has not received notice (except for notices of matters corrected or disposed of to the notifying Person's satisfaction) that it is in violation of any statute, law, judgment, decree, order, regulation or rule relating to or affecting the operation, conduct or ownership of the properties or business of Seller. Except as set forth in Schedule 5.3, Seller is not, nor will it be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated herein. All requirements of Indiana Code ss. 23-1-41-2 with respect to the transactions contemplated hereby have been met.

                  5.4 Title to Properties. Seller owns and has good and marketable title to all Purchased Assets (whether real, personal, or mixed and whether tangible or intangible) free and clear of all Liens, except as set forth on Schedule 5.4. Upon transfer of the Purchased Assets to Buyer pursuant to this Agreement, good and marketable title to the Purchased Assets will pass to Buyer, free and clear of any Liens, except as set forth on Schedule 5.4.

                  5.5 Leases. Seller has delivered to Buyer a complete and true copy of each Lease to which Seller is a party or by which Seller is bound, all of which are listed in Schedule 2.1(d). All Leases are in full force and effect, valid and binding in accordance with their respective terms and, to the best of Seller's knowledge, there are no existing defaults or events that, with notice or lapse of time or both, would constitute a default under any Lease. To the best of Seller's knowledge, no party to any Lease has repudiated any provision thereof. There are no disputes, oral agreements or forbearance agreements in effect as to any premises affected by any Lease. Seller has not assigned, transferred, conveyed, mortgaged, pledged, deeded in trust or encumbered any interest of Seller in any of the Leases or the estates covered therein. The execution of this Agreement and the sale of the Purchased Assets to Buyer will not constitute a default or breach of any Lease, except as specifically indicated in Schedule 2.1(d) as requiring the consent to the assignment of such Lease. Seller does not have any obligations as tenant, lessee, subtenant, sublessee or licensee under any Lease which have accrued and which have not been fully performed, nor has it received notice of any claimed default with respect to any such Lease.

                  5.6 Condition of Property. Schedule 5.6 sets forth a correct and complete list of all items of machinery, equipment, computers, furniture, trade fixtures and fixtures of Seller with a value of $5,000 or more. To the best of Seller's knowledge (including, without limitation, matters of which Seller may not have actual knowledge but of which Seller reasonably should have known), all machinery, equipment, computers, furniture, trade fixtures and fixtures of Seller are in a good state of repair and good working order, reasonable wear and tear excepted, and are in conformity with all applicable Legal Requirements. The operation and maintenance of said assets by Seller complies with all applicable Legal Requirements.

                  5.7 Compliance with Laws, Etc.

                  (a) To the best of Seller's knowledge, and except as set forth on Schedule 5.7, Seller is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets.

                  (b) To the best of Seller's knowledge, and except as set forth on Schedule 5.7, no event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any Legal Requirement, or (ii) may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  (c) Except as set forth on Schedule 5.7, to the best of Seller's knowledge, Seller has not received any notice or other communication (whether oral or written) from any Governmental Body or other Person regarding any actual, alleged, possible or potential (A) violation of, or failure to comply with, any Legal Requirement, or (B) obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  (d) Schedule 5.7 contains a complete and accurate list of each Governmental Authorization that is held by Seller or that otherwise relates to the business of, or to any of the assets owned or used by, Seller. Each Governmental Authorization listed or required to be listed in Schedule
5.7 is valid and in full force and effect. Except as set forth in Schedule
5.7:

                  (i) to the best of Seller's knowledge, Seller is, and at all times has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 5.7;

                  (ii) to the best of Seller's knowledge, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in
         Schedule 5.7, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 5.7;

                  (iii) Seller has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                  (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Schedule 5.7 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

                  (e) To the best of Seller's knowledge, the Governmental Authorizations listed in Schedule 5.7 collectively constitute all of the Governmental Authorizations necessary to permit Seller to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit Seller to own and use its assets in the manner in which it currently owns and uses such assets.

                  (f) No consent of any Person is necessary for the assignment of any Governmental Authorizations to Buyer, except as indicated on Schedule 5.7.

                  5.8 Intellectual Property.

                  (a) Seller owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the operation of the businesses of Seller as presently conducted. Each item of Intellectual Property owned or used by Seller is owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing Date. Seller has taken all necessary and commercially reasonable action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (b) Except as set forth on Schedule 5.8, Seller has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and none of Seller, the Signing Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Seller has ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that Seller must license or refrain from using any Intellectual Property rights of any third party). Except as set forth on Schedule 5.8, to the best of the knowledge of Seller and the Signing Stockholders, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of Seller.

                  5.9 Books and Records. The books of account and other records of Seller, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (regardless of whether or not the Seller is subject to that Section), including the maintenance of an adequate system of internal controls. The books and records of Seller accurately reflect the bases for the financial condition and results of operations of Seller set forth in the financial statements referred to in Section 5.14.

                  5.10 Receivables. All accounts receivable of the Seller that are reflected on the Balance Sheet, the Interim Balance Sheet and the accounting records of the Seller as of the Closing Date (collectively, the "Accounts Receivable") represent and will represent valid obligations arising in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable will be, as of the Closing Date, current and collectible, net of the respective reserves shown on the accounting records of the Seller as of the Closing Date (which reserves will be adequate and calculated consistent with past practice and will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. Except as set forth on Schedule 2.3, to the best of Seller's knowledge, there is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any agreement with any obligor of any Accounts Receivable relating to the amount or validity of such Accounts Receivable. Schedule 5.10 contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

                  5.11 Litigation. Except as set forth in Schedule 5.11, there are no civil or criminal claims, actions, suits, proceedings or, to the best of Seller's knowledge, investigations pending or, to the best of Seller's knowledge, Threatened to be brought before any Governmental Body involving Seller or any claims specifically relating to the properties or business of Seller or to the transactions contemplated by this Agreement. There is no order, decree or judgment of any kind in existence enjoining or restraining Seller or any officer or employee of Seller or requiring any of them to take any action of any kind with respect to the operations or business of Seller. All items listed on Schedule 5.11 (other than those proceedings set forth in Section 8.15) have been properly submitted to Seller's insurance carrier as insured claims and have not been rejected by such carrier.

                  5.12 Contracts; Bookings.

                  (a) Seller is not a party to or bound by any contracts, agreements or understandings (whether written or oral) other than the Contracts and the Leases. A true and complete list or description of all Contracts is contained on Schedule 2.1(g) (except that any Contract that has a value of less than $25,000 for the remaining term of such Contract need not be set forth on Schedule 2.1(g) unless such Contract is a booking, ticket distribution, performance or artist agreement). For Contracts required to be listed on Schedule 2.1(g) other than performance, artist or one-time venue contracts, Seller has delivered to Buyer a correct and complete copy of each written Contract and a correct and complete written summary of the terms and conditions of each oral Contract. No term or provision of any Contract has been waived, amended, repudiated or assigned. Seller has not received notice of any cancellation or Threatened cancellation of, or default, acceleration or outstanding dispute under, any Contract. No party is in breach or default of the terms of any Contract, and no event has occurred that, with notice or lapse of time or both, would constitute a breach or default, or permit termination, modification or acceleration, under any Contract. Each Contract has been duly executed, constitutes the valid and enforceable obligations of the Seller and, to the best of Seller's knowledge, the other parties thereto. Except as set forth on

Schedule 5.12(a), each Contract will continue to be so valid and enforceable following the consummation of the transactions contemplated by this Agreement.

                  (b) As of the date hereof, Schedule 5.12 (b) sets forth a true and complete list of all bookings by or for the account of the Seller, along with the dates thereof, the venues therefor and the performers.

                  (c) Schedule 5.12(c) sets forth (i) true and complete copies of all contracts, agreements and arrangements entered into by Seller in its capacity as general partner of Palace Theater LP, or entered into by Palace Theater LP at any time when Seller was general partner thereof, and (ii) a true and complete description of all claims asserted in bankruptcy proceedings or in other litigation relating to any time period during which Seller was general partner of Palace Theater LP. Seller acted as general partner of Palace Theater LP from January 18, 1994 to July 28, 1994, and at no other times. All actions, agreements and filings necessary and proper to remove Seller as general partner of Palace Theater LP were timely taken, entered into or made, and true and complete copies of all agreements, instruments and filings relating to such removal are set forth on Schedule 5.12 (c).

                  5.13 Labor Matters. Except as set forth in Schedule 5.13, Seller is not a party to or bound by any collective bargaining agreement and there are no formal complaints, charges, cases or controversies or any conciliation agreement, consent or decree pending or, to the best of the knowledge of Seller or the Signing Stockholders, Threatened between Seller and any of its employees (whether full-time, part-time, occasional or otherwise) acting individually or in concert and/or any Governmental Body; and, to the best of the knowledge of Seller or the Signing Stockholders, no organization is presently attempting to gain, petitioning for or asserting representational status with respect to any group or groups of employees (whether full-time, part-time, occasional or otherwise) of Seller, and Seller is in compliance with federal and state laws respecting employment practices, terms and conditions of employment, child labor, wages and hours, and is not presently engaged in any unfair labor practice. There is no labor strike or other labor dispute and there is no complaint, proceeding or other action instituted under the Equal Opportunity Act pending or, to the best of the knowledge of Seller, Threatened against Seller or the Signing Stockholders. Seller has complied in all respects with all state and federal laws relating to employment, equal employment opportunity, nondiscrimination, immigration, child labor, wages, hours, benefits, collective bargaining, the withholding or payment of social security and similar Taxes, occupational safety and health and plant closing. Seller is not liable for the payment of any compensation, damages, Taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing laws.

                  5.14 Financial Statements. Seller has delivered to Buyer true, complete and correct copies of (a) its compiled balance sheet of Seller as at December 31, 1996 (including the notes thereto, the "Balance Sheet"), and the related statements of income, changes in equity and cash flow for the fiscal year then ended, together with the compilation report thereon of Katz, Sapper & Miller, independent certified public accountants, and (b) an unaudited consolidated balance sheet of Seller as at March 31, 1997 (the "Interim Balance Sheet") and the related consolidated statements of income and changes in stockholders' equity for the three months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity and cash flow of Seller as at the respective dates of and for the periods referred to in such financial statements, all in accordance with generally accepted accounting principles, consistently applied, except as noted in the accountant's compilation report accompanying the compiled financial statements, and subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet). No financial statements of any Person other than Seller are required by generally accepted accounting principles to be included in the financial statements of Seller.

                  5.15 Absence of Certain Changes or Events. Except as set forth in Schedule 5.15, since March 31, 1997, Seller has not suffered any adverse change or loss or termination of, or breach or default of any Contract, and there has been no adverse change Threatened or anticipated in the results of operations or business or assets of Seller or in any of its properties, and Seller knows of no event, in each case, which has had, or which might be expected to have, a material adverse effect on the results of operations, businesses or properties of Seller. Since March 31, 1997, Seller has conducted its business only in the Ordinary Course of Business. Without limiting the generality of the foregoing, except as set forth on Schedule 5.15, there has not, since March 31, 1997, been any:

                  (a) change in Seller's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of Seller; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Seller of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  (b) amendment to the certificate of incorporation or bylaws of Seller;

                  (c) entry by Seller into any employment, severance or similar contract with any director, officer or (except in the Ordinary Course of Business) employee or payment by Seller to or increase by Seller of any bonuses, salaries, or other compensation with respect to any stockholder, director, officer or (except in the Ordinary Course of Business) employee of Seller ;

                  (d) except as required by Section 8.6, adoption of, increase in the contributions or other payments to or benefits under (including, without limitation, accelerated payment or vesting of benefits), making of any new grants or awards under, or the establishment, amendment or termination of, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, Seller Plan or other Employee Benefit Plan;

                  (e) damage, destruction or loss (not covered by insurance) with respect to any assets of Seller involving cost or loss (not covered by insurance) in excess of $25,000 in the aggregate;

                  (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to Seller of at least $25,000;

                  (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of Seller or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of Seller, including the sale, lease, or other disposition of any of the Intellectual Property of Seller;

                  (h) cancellation, waiver or compromise of any claims or rights with a value to Seller in excess of $25,000;

                  (i) change by Seller in its accounting methods, principles or practices; or

                  (j) agreement, whether oral or written, by Seller to do any of the foregoing.

                  5.16 Undisclosed Liabilities. Except as set forth in
Schedule 5.16, Seller has no indebtedness, liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) that would be required to be reflected on Seller's balance sheet or the footnotes thereto in accordance with generally accepted accounting principles including those owed to any Stockholder or any Affiliate of any Stockholder except indebtedness, liabilities and obligations: (a) reflected or reserved against on the Balance Sheet or the Interim Balance Sheet; or (b) incurred since the date of the Balance Sheet or the Interim Balance Sheet in the Ordinary Course of Business.

                  5.17 Real Property.

                  (a) Schedule 2.1(d) contains a complete and accurate list and brief description of all Leased Real Property and the improvements (including buildings and other structures) located on such Leased Real Property (including a brief description of the use to which such property is being employed and, in the case of any such property which is leased, the termination date or notice requirement with respect to termination, annual rental, additional rent and renewal or purchase options and rights of first refusal). Complete and correct copies of all such Leases, title insurance policies and guarantees have been delivered by Seller to Buyer as of the date hereof;

                  (b) Except as provided in Schedule 2.1(d), Seller has not received any notice of a pending or contemplated annexation or condemnation or similar proceedings affecting, or which may affect, all or any portion of the Real Property;

                  (c) The tenancies described on Schedule 2.1(d) constitute all of the written and oral agreements which grant rights of use or possession with respect to the Real Property; except as otherwise noted on Schedule 2.1(d), (i) the Leases described on Schedule 2.1(d) are valid and subsisting and in full force and effect, have not been amended, modified or supplemented and the tenants, licensees or occupants thereunder are in actual possession,
(ii) no landlord or sub-landlord has asserted any claim which would in any way affect the relevant tenant's (or subtenant's) right of use, possession or occupancy, (iii) there are no pending summary proceedings or other legal actions for eviction of any such tenant (or subtenant), (iv) no notice of default or breach on the part of the tenant (or subtenant) under any of the Leases has been received by Seller from the landlord or sub-landlords thereunder, (v) all decorating, repairs, alterations and other work required to be performed by the tenant (or subtenant) under each of the Leases has been performed, and
(vi) no consent is necessary from any of the landlords or sub-landlords with regard to the consummation of the transactions contemplated by this Agreement. No landlord or sub-landlord under any of the Leases has any right or option to terminate the Lease for any reason other than a default thereunder by the applicable tenant (or subtenant) of the Real Property and no landlord or sub-landlord has a "put" option with regard to any such Real Property. The copies of the Leases delivered to SFX constitute the sole agreements binding upon Seller with respect to the Real Property. The rents set forth in Schedule 2.1(d) are the actual rents, income and charges presently being paid by Seller under the Leases. No security deposits have been paid by any tenants (or subtenants) of the Real Property, except as set forth on Schedule 2.1(d);

                  (d) (reserved)

                  (e) (reserved)

                  (f) (reserved)

                  (g) (reserved)

                  (h) Except as set forth on Schedule 2.1(d), there are no commissions or other compensation now or hereafter payable to any broker or other agent under any written or oral agreement or understanding with such broker or agent in relation to any of the leases to which Seller is a party or any extension thereof. With respect to any and all such brokerage commissions, Seller covenants and agrees to pay any such brokerage commissions or compensation at or prior to the Closing Date;

                  (i) All certificates, permits and licenses from any Governmental Body having jurisdiction over the Real Property which are necessary to permit the lawful use and operation of the buildings and improvements on or constituting the Real Property as they presently exist have been obtained, and are now, and will continue to be at all times before the Closing Date, in full force and effect, and, to the best of the knowledge of Seller, there is no pending threat of modification, cancellation, termination or expiration of any such certificate, permit, approval or license;

                  (j) All utilities required for the operation of the Real Property either enter the Real Property through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid public easements or private easements; all of said public utilities are installed and operating; and all installation and connection charges have been or will be paid in full prior to the Closing Date;

                  (k) Seller has received no notices of default from any third party who shall be benefited by any covenant, restriction, condition or agreement contained in any instrument affecting the Real Property, and, to the best of Seller's knowledge, there is no violation of any such covenant, restriction, condition or agreement;

                  (l) (reserved)

                  (m) There are no charges, complaints, actions, proceedings or investigations pending or, to the best of the knowledge of Seller, Threatened against or involving the Real Property or Seller as owner of the Real Property; the Real Property complies with all applicable Legal Requirements, including, to the best of the Seller's knowledge, the Americans with Disabilities Act;

                  (n) Seller has not received any notice from any insurance company which has issued a policy with respect to the Real Property or from any landlord of the Real Property requesting performance of any structural or other repairs or alterations to the Real Property;

                  (o) To the best of Seller's knowledge, (i) the improvements constituting a part of the Real Property are structurally sound (including, without limitation, structural walls, foundation and roof), and the building systems servicing the same (i.e., heating, ventilation, air conditioning, electrical, plumbing, fire detection and sprinklering) are in good working order, and (ii) all parking areas drain efficiently and in compliance with applicable Legal Requirements;

                  (p) There are no mechanics', materialmen's or similar liens against Seller's estate in the Real Property or any portion thereof, except for work performed with the prior written consent of SFX;

                  (q) No current zoning, building or similar law, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on or constituting the Real Property (the "Structures") or by the continued maintenance, operation or use of the parking areas as long as said maintenance, operation or use does not materially change from the current maintenance, operation or use. Seller does not have any knowledge of any pending, Threatened or contemplated changes to any zoning, building or similar law, ordinance, order or regulation which may affect the maintenance, operation or use of the Real Property;

                  (r) (reserved)

                  (s) (reserved)

                  (t) Seller is not a foreign person within the meaning of
Section 1445 of the Code. At the Closing, Seller shall deliver an executed certificate in the applicable form set forth in Treasury Regulation Section 1.1445-2(b)(2);

                  (u) Except as set forth on Schedule 2.1(d) and except for ad valorem real estate taxes not yet due and payable, Seller has no knowledge of any assessment (for real estate taxes, sewer, water, or other municipal improvements, or not-for-profit associations) payable in annual installments, or any part thereof, which has or may become a Lien on the Real Property or any part thereof, nor of any pending special assessments affecting the Real Property, or any part thereof;

                  (v) (reserved)

                  (w) Except as set forth on Schedule 2.1(d), all of the Real Property abuts upon a physically open street which has been completed, dedicated and accepted by the Governmental Body having jurisdiction over such street for use as an open public street and the Seller has legal, unobstructed and vehicular and pedestrian access thereto; and

                  (x) (reserved)

                  5.18 Taxes.

                  (a) Seller has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by Seller have been paid. Except as set forth on Schedule 5.18(a), Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim (except for claims disposed of to such claimant's satisfaction or by a court of competent jurisdiction) has ever been made by a Governmental Body in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b) Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to, or received from or payable by, any employee, independent contractor, creditor, stockholder, customer or other third party.

                  (c) Neither Seller, any Signing Stockholder nor any director or officer (or employee responsible for Tax matters) of Seller expects any Governmental Body to assess any additional Taxes with respect to Seller for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of Seller either (i) claimed or raised by any Governmental Body in writing or (ii) as to which any of Seller, the Signing Stockholders and the directors and officers (and employees responsible for Tax matters) of Seller or the Signing Stockholders have knowledge based upon personal contact with any agent of such Governmental Body. Schedule 5.18(c) lists all federal, state, local, and foreign income Tax Returns filed with respect to Seller for taxable periods ended on or after January 1, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Seller has delivered to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Seller since January 1, 1996.

                  (d) Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) Since December 31, 1996, Seller has not paid any dividends or made any distributions on any capital stock or other equity interest in Seller, except for such dividends and distributions that, in the aggregate, do not exceed the Seller's taxable income for 1996 for federal income tax purposes.

                  (f) Seller has not incurred any passive losses applicable to the 1996 tax year.

                  5.19 Insurance. Schedule 5.19 sets forth the following information with respect to each current insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Seller is a party, a named insured or otherwise the beneficiary of coverage:

                  (a) the name, address, and telephone number of the agent;

                  (b) the name of the insurer, the name of the policyholder, and the name of each covered insured; and

                  (c) the type of coverage, the basis of coverage (i.e., "occurrence" or "claims made"), the policy number and the period of coverage.

With respect to each such insurance policy, Seller has not received notice of any default or termination (including with respect to the payment of premiums or the giving of notices) under the policy, nor has any suspension thereof been Threatened, and no party to the policy has repudiated any provision thereof. Seller has been covered during the past three years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.

                  5.20 Employee Benefits.

                  (a) Except as set forth on Schedule 5.20, with respect to all employees and former employees of Seller and their dependents and beneficiaries, neither Seller nor any of its ERISA Affiliates presently maintains, contributes to or has any liability under any Employee Benefit Plan. The Employee Benefit Plans set forth on Schedule 5.20 are referred to herein as the "Seller Plans." Except with respect to the Seller Plans, the Seller does not have nor may have any liability under any Employee Benefit Plan which an ERISA Affiliate presently maintains, contributes to or has or may have liability under.

                  (b) Neither Seller nor any of its ERISA Affiliates presently maintains, contributes to or has any liability under any funded or unfunded medical, health or life insurance plan or arrangement for present or future retirees or present or future terminated employees except as required by COBRA or state continuation coverage laws. Neither Seller nor any of its ERISA Affiliates maintains or contributes to a trust, organization or association described in any of Sections 501(c)(9), 501(c)(17) or 501(c)(20) of the Code.

                  (c) Favorable determination letters have been received from the Internal Revenue Service with respect to each Seller Plan which is intended to comply with the provisions of Section 401(a) of the Code evidencing compliance with the relevant provisions of the Tax Equity and Fiscal

Responsibility Act of 1982, the Tax Reform Acts of 1984 and 1986, and the Retirement Equity Act of 1984 and other applicable laws and regulations for which amendment is required by the Closing Date and each such Seller Plan complies in form and in operation with the requirements of the Code and meets the requirements of a "qualified plan" under Section 401(a) of the Code. No event has occurred or circumstances exist that will or could give rise to disqualification or loss of tax-exempt status of any Seller Plan.

                  (d) With respect to each Seller Plan which is subject to Title 1 of ERISA, neither Seller nor any of its ERISA Affiliates has failed to comply with any of the applicable reporting, disclosure or other requirements of ERISA and the Code, and there has been no "prohibited transaction" (as described in Section 4975 of the Code or Section 406 of ERISA).

                  (e) Neither Seller nor any of its ERISA Affiliates, nor any of their respective directors, officers, employees or any other "fiduciary" (as defined in Section 3(21) of ERISA), has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of the Seller Plans.

                  (f) With respect to any Seller Plan which is subject to
Section 412 of the Code or Section 302 of ERISA, there has been no "accumulated funding deficiency" within the meaning of Section 302 of ERISA or
Section 412 of the Code (whether or not waived). With respect to the Seller Plans, all applicable contributions and premium payments for all periods ending prior to the Closing Date (including periods from the first day of the then-current plan year to the Closing Date) shall be made prior to the Closing Date in accordance with past practice and, with respect to each Seller Plan subject to Title IV of ERISA, the recommended contribution in the applicable actuarial report. No Seller Plan has any unfunded liability and all accruals with respect to the Seller Plans have been made.

                  (g) The actuarially determined present value of all accrued benefits under each Seller Plan subject to Title IV of ERISA (computed on a plan termination basis using PBGC methods, factors and assumptions) does not exceed, as of the Closing Date, the fair market value of the assets of each such Seller Plan. No event has occurred or circumstance exists that could result in a material increase in premium costs of the Seller Plans that are insured or a material increase in the benefit costs of such Seller Plans that are self-insured.

                  (h) Neither Seller nor any of its ERISA Affiliates presently maintains, contributes to or has any liability (including current or potential withdrawal liability) with respect to any "multiemployer plan" (as defined in
Section 3(37) of ERISA).

                  (i) Neither Seller nor any of its ERISA Affiliates has maintained an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) that has been the subject of a "reportable event" (as defined in
Section 4043 of ERISA) as to which notices would be required to be filed with the PBGC, or any event requiring disclosure under Section 4063(a) of ERISA. Neither Seller nor any of its ERISA Affiliates has incurred any outstanding liability under Section 4062 of ERISA to the PBGC or engaged in any transaction described in Section 4069 of ERISA. All premiums or other amounts due and payable to the PBGC have been paid. Neither Seller nor any of its ERISA

Affiliates has terminated any employee pension benefit plan subject to Title IV of ERISA. No proceeding by the PBGC to terminate any employee pension benefit plan pursuant to Title IV of ERISA has ever been instituted or Threatened, no notice of any such termination has been received, and no condition exists which presents a material risk of termination of a Seller Plan.

                  (j) There is no pending, Threatened or anticipated legal action, proceeding, investigation, dispute, grievance, charge, complaint, restraining or injunctive order or claim against or involving any Seller Plan (other than routine claims for benefits) or the assets of any such Seller Plan and, to the best of Seller's knowledge, there is no basis for or any facts which could give rise to any such legal action, proceeding, investigation, dispute, grievance, charge, complaint, restraining or injunctive order or claim. No Seller Plan is presently under audit or examination (nor has notice been received of a potential audit) by the Internal Revenue Service, Department of Labor or the PBGC, nor are there any matters pending with respect to any Seller Plan with the Internal Revenue Service under its voluntary compliance resolution program, its closing agreement program or similar programs. Any bonding required with respect to the Seller Plans in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.

                  (k) Except as set forth on Schedule 5.20:

                  (i) Neither Seller nor any of its ERISA Affiliates is a party to any employment agreement, whether written or oral, or agreement with change in control or similar provisions, or collective bargaining agreement or contract with any labor union relating to any employees or former employees of Seller;

                  (ii) Neither Seller nor any of its Affiliates has currently outstanding any loan or loans to any current or former employees of Seller, nor has Seller or any of its Affiliates guaranteed such loans; and

                  (iii) The execution, delivery or performance of this Agreement or the consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay or accelerate the time of payment or vesting, or increase the amount, of any compensation or benefits due to any individual nor result in the imposition of any federal excise tax with respect to any Seller Plan.

                  (l) No amount payable to any employee or former employee of Seller will be an "excess parachute payment" which is non-deductible under
Section 280G of the Code.

                  (m) There has been no act or acts which would result in a disallowance of a deduction or the imposition of a Tax pursuant to Section 4980B, or any predecessor provision of the Code or any related regulations. No event has occurred with respect to which Seller or any of its ERISA Affiliates could be liable for a Tax imposed by any of Sections 4972, 4976, 4977, 4979, 4980 or 4980B or the Code, or for a civil penalty under Section 502(c) of ERISA.

                  (n) With respect to each of the Seller Plans, Seller has delivered to Buyer true and complete copies of: (i) the plan documents, including any related trust agreements, insurance contracts or other funding arrangements, or a written summary of the terms and conditions of the plan if there is no written plan document; (ii) the most recent determination letter received from the Internal Revenue Service; (iii) the most recent IRS Form 5500; (iv) the most recent actuarial valuation; (v) the most recent financial statement; (vi) all correspondence with the Internal Revenue Service, the Department of Labor and the PBGC with respect to the past three plan years other than IRS Form 5500 filings and PBGC premium payments; and (vii) the most recent summary plan description and any summaries of material modifications not reflected therein (or other summaries and descriptions furnished to participants and beneficiaries, if a summary plan description is not required). Each Seller Plan can be unilaterally amended, terminated, or otherwise discontinued, in whole or in part, by the Seller at any time without liability to the Seller. Neither Seller nor any of its ERISA Affiliates has any formal plan or commitment, or has communicated to any current or former employee any intention, whether legally binding or not, to increase any benefits or create new benefits under any Seller Plan or to create any additional Employee Benefit Plan.

                  5.21 Employees. Schedule 5.21 sets forth a true and complete list of all employees of Seller, their positions, locations, salaries or hourly wages and severance arrangements. Except as set forth on Schedule 5.21, there is no liability for unpaid salary or wages, bonuses, vacation time or other employee benefits, including, without limitation, retirement benefits, due or accrued, nor liability for withheld or deducted amounts from employees earnings for the period ending on the Closing Date.

                  5.22 Environmental Matters.

                  (a) To the best of the knowledge of Seller, Seller is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law or Occupational, Safety and Health Law. Seller has no basis to expect, nor has it or any other Person for whose conduct Seller may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private Person acting in the public interest, or (ii) the current or, to the best of the knowledge of Seller, prior, owner or operator of any Facilities currently or formerly owned or operated by Seller, of any actual or potential violation or failure to comply with any Environmental Law or Occupational, Safety and Health Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Facilities currently or formerly owned or operated by Seller or any other properties or assets (whether real, personal, or mixed) in which Seller has had an interest, or with respect to any property or Facility currently or formerly owned or operated by Seller at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Seller or any other Person for whose conduct Seller is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (b) There are no pending or, to the best of the knowledge of Seller, Threatened claims, Liens or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law or Occupational, Health and Safety Law, with respect to or affecting any Facilities currently or formerly owned or operated by Seller or, to the best of the knowledge of Seller, any other properties and assets (whether real, personal, or mixed) in which Seller has or had an interest.

                  (c) Seller has no basis to expect, nor has it or any other Person for whose conduct Seller is or may be held responsible received, any citation, directive, inquiry, notice, order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law or Occupational, Health and Safety Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Facilities currently or formerly owned or operated by Seller or any other properties or assets (whether real, personal, or mixed) in which Seller had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Seller or any other Person for whose conduct Seller is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (d) Neither Seller nor any other Person for whose conduct Seller is or may be held responsible has any Environmental, Health, and Safety Liabilities (i) with respect to any Facilities currently or formerly owned or operated by Seller, (ii) with respect to any other properties and assets (whether real, personal, or mixed) in which Seller (or any predecessor) has or had an interest, or (iii) to the best of Seller's knowledge, at any property geologically or hydrologically adjoining such Facilities or any such other property or assets.

                  (e) Except for pesticides used in accordance with all applicable Legal Requirements, there are no Hazardous Materials present on, in, under or upon the Environment at any Facilities currently or formerly owned or operated by Seller or, to the best of Seller's knowledge, at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of such Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither Seller nor any other Person for whose conduct Seller is or may be held responsible, or, to the best of Seller's knowledge, any other Person, has permitted or conducted any Hazardous Activity conducted with respect to such Facilities or any other properties or assets (whether real, personal, or mixed) in which Seller has or had an interest except in full compliance with all applicable Environmental Laws and Occupational Safety and Health Laws.

                  (f) There has been no Release or, to the best of the knowledge of Seller or the Signing Stockholders, Threat of Release, of any Hazardous Materials at or from any Facilities currently or formerly owned or operated by Seller or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by such Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Seller has or had an interest, or, to the best of the knowledge of Seller, any geologically or hydrologically adjoining property, whether by Seller or any other Person.

                  (g) Seller has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller pertaining to Hazardous Materials or Hazardous Activities in, on, or under any Facilities currently or formerly owned or operated by Seller, or concerning compliance by Seller, or any other Person for whose conduct Seller is or may be held responsible, with Environmental Laws and Occupational Safety and Health Laws.

                  5.23 Affiliate Transactions. Except as set forth on Schedule 5.23, to the best of Seller's knowledge, none of the stockholders, Affiliates, officers, directors or employees of Seller or of any of the Other Sellers, any of their immediate family members, Persons with whom such stockholders, Affiliates, officers, directors or employees have or have had a personal or professional relationship, or any of the Other Sellers is currently a party (either directly or through any ownership, beneficial, contingent or other interest in an entity, business or enterprise of any kind) to any transaction with or involving Seller or any assets used in the operation of Seller including, without limitation, any arrangement (other than for services in the Ordinary Course of Business as officers, directors or employees of Seller) providing for (a) the furnishing of services by or to, (b) the rental of the sites on which the Real Property is located, (c) any loan or other indebtedness from or to, (d) the grant of any Lien from or to, or (e) otherwise requiring payments or other consideration (including a promise of forbearance) from or to, any such Person. All transactions listed on Schedule
5.23 have been entered into in the Ordinary Course of Business and have terms no less favorable to Seller than transactions entered into at arms'-length with non-affiliated Persons.

                  5.24 Absence of Certain Business Practices. Except where such practices would not be in contravention of applicable Legal Requirements and agreements, (i) all tickets sold in connection with Seller's operations are sold solely through nationally recognized ticket outlets or Seller's box office and not through ticket brokers or Scalpers, and (ii) Seller does not authorize, and is not aware of, the withholding of any tickets from public on-sale availability for the purpose of making such tickets available to ticket brokers or Scalpers. Seller has established, and is in compliance with, policies and procedures to ensure the foregoing.

                  5.25 Broker's or Finder's Fees. No agent, broker, investment banker or other Person or firm acting on behalf of Seller or the Signing Stockholders or under its or their authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement or any of the Closing Documents.

                  5.26 Disclosure. No representation or warranty by Seller or the Signing Stockholders in this Agreement and no other written statement, document, certificate or other instrument or exhibit previously furnished to Buyer or which are being furnished to Buyer pursuant hereto (including but not limited to all Schedules or Exhibits hereto) contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they were made.

                  5.27 Sufficiency of Purchased Assets. The Purchased Assets include all right, title and interest of Seller in and to all assets, properties and rights of Seller or necessary for or used in the operation of Seller's business, other than the Excluded Assets.

                  5.28 Certain Payments. Neither Seller nor any director, officer, agent, partner or employee of Seller or any other Person associated with or acting for or on behalf of Seller has directly or indirectly (a) made or agreed to make any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment (whether in cash or otherwise) to any Person, private or public, regardless of form, whether in money, property, or services, in violation of any Legal Requirement (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Seller or any Affiliate thereof or (iv) to pay for any lobbying or similar services or (b) established or maintained any fund or asset that has not been recorded in the books and records of Seller.

                  5.29 (reserved)

                  5.30 Other Stockholders.

                  (a) Seller has delivered to Buyer a true and complete copy of each agreement entered into since December 31, 1996, with respect to any acquisitions by Seller or any Stockholder of any equity interest in Seller. Prior to entering into each such agreement, the selling party in such agreement (i) received a true and complete disclosure of all of the material terms of this Agreement and the transactions contemplated by the parties hereto, (ii) had the opportunity to discuss such transactions with his or her independent attorneys, accountants, investment and financial advisors, (iii) was furnished or provided access to all relevant information regarding the financial condition and prospects of Seller and to such additional information as the selling party or his or her advisors requested, (iv) was provided the opportunity to discuss Seller's business, management and financial affairs, and all documents affecting Seller generally, with Seller's management and (v) acknowledged in each such agreement the truth and accuracy of the statements set forth in subsections (i) through (iv). Each such agreement is in full force and effect and has not been modified, waived or amended.

                  (b) Each Stockholder (other than the Signing Stockholders) has executed an agreement containing all material provisions of Exhibit 5.30 and delivered the same to Buyer and SFX. Each such agreement (i) has been duly executed and delivered by such Stockholder and (ii) constitutes the valid and binding obligations of such Stockholder, enforceable in accordance with its terms.


                  SECTION 6. REPRESENTATIONS AND WARRANTIES OF EACH SIGNING
                             STOCKHOLDER.

                  Each Signing Stockholder represents and warrants jointly and severally to Buyer as follows:

                  6.1 Authorization of Transaction. Such Signing Stockholder has full power and authority to execute and deliver this Agreement and the other Closing Documents to which Signing Stockholder is a party and to perform its obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of such Signing Stockholder, enforceable in accordance with its terms and conditions. Such Signing Stockholder, if a natural person, is over 21 years of age and has not had a legal representative appointed by a court of law or otherwise to act in his or her behalf or with respect to any of his or her property. If such Signing Stockholder is not a natural person: such Signing Stockholder is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action; no other corporate or other proceeding on the part of such Signing Stockholder is necessary to authorize this Agreement or to consummate the transactions contemplated hereby; and this Agreement has been duly delivered by such Signing Stockholder. Such Signing Stockholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order to consummate the transactions contemplated by this Agreement.

                  6.2 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Body to which such Signing Stockholder is subject or the certificate of incorporation and bylaws or other organizational documents of such Signing Stockholder or (b) conflict with, result in breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which such Signing Stockholder is a party, by which it is bound or to which any of its assets is subject.

                  6.3 Broker's Fees. No agent, broker, investment banker or other Person or firm acting on behalf of Seller or the Signing Stockholders or under its or their authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement or any of the Closing Documents.

                  6.4 Ownership of Common Stock of Seller. Such Signing Stockholder holds of record and beneficially the number of shares of the Common Stock of Seller set forth on Schedule 5.1, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Liens, options, warrants, purchase rights and rights of first refusal, except as set forth on Schedule 5.1. Such Signing Stockholder is not a party to any option, warrant, purchase right or other contract or commitment that could require such Signing Stockholder to sell, transfer, or otherwise dispose of any capital stock of Seller. Such Signing Stockholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of Seller.

                  6.5 Representations and Warranties of Seller. To the best of such Signing Stockholder's knowledge, all information set forth in Section 5, including all schedules thereto, is true, complete and correct.

                  6.6 Receipt of Information. Such Signing Stockholder has received a copy of the Annual Report on Form 10-K of SFX for the year ended December 31, 1996, and the Current Report on Form 8-K of SFX dated April 16, 1997, and the proxy statement of SFX dated April 18, 1997.

                  6.7 Accredited Investor. Such Signing Stockholder is an "accredited investor" as that term is defined in Regulation D of the Securities Act. Such Signing Stockholder is knowledgeable and experienced in financial and business matters, and is capable of evaluating the merits and risks of an investment and of making an informed business decision.

                  6.8 Investment Intention. Seller and the Signing Stockholders presently do not intend to dispose of the shares of Class A Common Stock of SFX to be issued pursuant to this Agreement.

                  6.9 Disclosure. No representation or warranty by the Signing Stockholders in this Agreement and no other written statement, document, certificate or other instrument or exhibit furnished or which are being furnished to Buyer pursuant hereto (including but not limited to all Schedules or Exhibits hereto) contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they were made.

                  6.10 Informed Judgment. Such Signing Stockholder has had the opportunity to discuss the transactions contemplated herein with his or her independent attorneys, accountants, investment and financial advisors. Such Signing Stockholder has been furnished or provided access to such additional information as the Signing Stockholder or his or her advisors have requested. Such Signing Stockholder has had the opportunity to discuss Seller's business, management and financial affairs, and all documents affecting Seller generally, with Seller's management.

                  SECTION 7. REPRESENTATIONS AND WARRANTIES OF BUYER AND SFX.

                  To induce Seller and the Signing Stockholders to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer and SFX, jointly and severally, represent and warrant to Seller and the Signing Stockholders as follows:

                  7.1 Organization of Buyer. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now being conducted, and to perform its obligations hereunder.

                  7.2 Shares of Stock of SFX. The shares of Class A Common Stock of SFX to be issued pursuant to the terms of this Agreement will, when issued pursuant hereto, be validly issued, fully paid and nonassessable.

                  7.3 Authorization of this Agreement, Etc. Buyer has full power to execute this Agreement and the Closing Documents to be delivered by it. Buyer's execution and delivery of this Agreement and the Closing Documents to be delivered by it, and the consummation by it of all obligations on its part contemplated hereby and thereby will have been duly authorized by all requisite authority. Such execution, delivery and performance by Buyer with respect to this Agreement and the Closing Documents and compliance with their terms and provisions will not, with or without giving of notice and/or the passage of time, conflict with or result in a breach of any provision of law applicable to Buyer, the terms, conditions or provisions of its Certificate of Formation or Limited Liability Company Agreement or any judgment, order, injunction, decree, regulation or ruling of any Governmental Body to which Buyer is subject, or, except as set forth on Schedule 7.3, any agreement, mortgage, indenture, contract or other obligation to which Buyer is subject, or any other, judgment, decree, statute, regulation or any other restriction of any kind or character to which Buyer is a party or by which any of its assets may be bound.

                  7.4 Broker's or Finder's Fees. No agent, broker, investment banker or other Person or firm acting on behalf of Buyer or SFX or under their authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from Buyer or SFX in connection with the transactions contemplated by this Agreement or any of the Closing Documents.

                  SECTION 8. COVENANTS.

                  8.1 Covenants of Seller.

                  (a) Between the date of this Agreement and the Closing Date:

                  (i) Seller will continue to operate and conduct its business in the Ordinary Course of Business;

                  (ii) Seller shall use its commercially reasonable efforts to preserve, consistent with past custom and practice, its business and properties, including its present operations, physical facilities, permits, approvals, licenses, working conditions and relationships with Persons having significant business relations with it, including, without limitation, suppliers, customers, landlords, creditors, employees and agents;

                  (iii) Seller shall confer with Buyer concerning operational matters of a material nature and otherwise report periodically to Buyer concerning the status of the business, operations and finances of Seller;

                  (iv) Seller shall not issue any shares of capital stock, grant any rights to purchase shares of capital stock, split or reclassify any shares of its capital stock or declare, set aside or, except as permitted by Section 5.18(e), pay any dividend or other distribution or payment in cash, stock or property in respect of shares of its capital stock;

                  (v) Except as otherwise expressly set forth in this Agreement or the Schedules, without the prior consent of Buyer, Seller shall not (A) acquire any assets or properties, or enter into any other transaction, other than in the Ordinary Course of Business,
         (B) sell, transfer or otherwise dispose of or encumber or mortgage any assets or properties, other than in the Ordinary Course of Business, (C) waive, terminate, release, grant or transfer any rights of value or modify or change any existing license, lease, contract or other document, other than in the Ordinary Course of Business, (D) enter into any performance production agreements, management agreements, ticketing agreements or other agreements relating to the operation of the Real Property as a performance venue, (E) enter into any agreement relating to the booking of more than one act or event,
         (F) enter into any other contract or agreement other than in the Ordinary Course of Business, (G) enter into any employment contract or collective bargaining agreement, or modify the terms of any existing such contract or agreement except as required by Section 8.6, (H) establish any new Employee Benefit Plan, or modify or terminate any existing Seller Plan or any other Employee Benefit Plan except as required by Section 8.6, (I) make any capital expenditures other than those which would be consistent with usual and customary industry practice, or make any capital expenditures in the aggregate in excess of $25,000, (J) take or agree to take, or fail to take, any action if such action or failure to act would or is likely to result in any of the representations and warranties of Seller or the Signing Stockholders set forth in this Agreement being untrue or in any of the conditions to the Closing not being satisfied, (K) amend the certificate of incorporation or bylaws of Seller, (L) incur or assume any indebtedness for money borrowed (other than short-term indebtedness incurred in the Ordinary Course of Business or incurred to finance a portion of dividends or distributions complying with
         Section 5.18(e)), (M) guarantee any indebtedness, (N) materially change the accounting methods used by Seller, (O) prepay any indebtedness for money borrowed (other than Assumed Liabilities) or any payables, liabilities or obligations described in Section 2.3(b)(iv) other than from amounts received at the Closing, or (P) enter into any contract, agreement, commitment or arrangement, whether oral or written, with respect to any of the foregoing;

                  (vi) Seller shall (A) keep in full force and effect insurance now carried, (B) perform all obligations under its contracts and agreements relating to or affecting its properties, assets and business, (C) maintain its books of account and records consistent with good business practices and (D) comply in all respects with all laws applicable to them and to the conduct of their business;

                  (vii) Without the consent of Buyer, Seller shall not (A) increase the compensation payable to, or to become payable to, any current or former employee, director, officer or consultant; (B) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer, employee or consultant; (C) establish, adopt, enter into or amend any Employee Benefit Plan or arrangement except as may be required by applicable law; (D) make any new grants or awards or accelerate the payment or vesting of any benefits under any Seller Plan or other Employee Benefit Plan; or (E) hire any salaried employees (other than in the Ordinary Course of Business) or pay any bonuses;

                  (viii) Seller shall not initiate or solicit any Competing Transaction (as hereinafter defined) or enter into discussions or negotiate with any Person in furtherance of such inquiries to obtain a Competing Transaction, or enter into an agreement with respect to any Competing Transaction and (other than with respect to any proposals or negotiations with respect to any Competing Transactions which commenced prior to the date hereof) Seller shall promptly notify Buyer of all relevant terms of any such inquiries and proposals received by Seller and if such inquiry or proposal is in writing, Seller shall deliver or cause to be delivered to Buyer a copy of such inquiry or proposal;

                  (ix) Seller shall pay in full, or cause to be released in full, all payables, liabilities and obligations listed or described on Schedule 5.23; and

                  (x) Seller and the Signing Stockholders shall use their best efforts to cause all conditions precedent to the obligations of Buyer and Seller to be satisfied on or prior to the Closing.

                  (b) Seller shall provide to Buyer such information with respect to the business, operations, financial condition, prospects and management of Seller as Buyer may request, including, but not limited to, in connection with obtaining insurance relating to the Purchased Assets and the business of Seller covering the period after the Closing Date.

                  (c) (reserved)

                  (d) Seller agrees that it will promptly transfer or deliver to Buyer any customer's inquiries or orders which Seller may receive after the Closing pertaining to products or services sold by Seller.

                  (e) If any consents of other Persons to assignment of any of the Contracts, Leases, Governmental Authorizations or other items to be assigned to Buyer hereunder are not obtained prior to Closing, Seller shall use its reasonable commercial efforts to obtain, or will assist Buyer in obtaining, such consents as may be necessary or appropriate to vest in Buyer all of Seller's right, title and interest therein. If such consent is not obtained or if an attempted assignment would be ineffective or would impair Buyer's rights thereunder, Seller will cooperate with Buyer in any arrangement designed to provide for Buyer the benefits under any such Contracts, Leases, Governmental Authorizations or other items.

                  (f) Seller and each Signing Stockholder agree that any payments or checks (other than any constituting Excluded Assets, any paychecks or expense reimbursements of Signing Stockholders and any amounts payable by Buyer or SFX pursuant to this Agreement) received by it or its Affiliates or agents after the Closing Date will promptly be remitted to Buyer.

                  (g) Seller shall deliver to SFX a true, correct and complete copy of all Tax Returns filed by Seller subsequent to the Closing Date that include any period prior to or including the Closing Date.

                  (h) Seller covenants and agrees that between the date of this Agreement and the Closing Date:

                  (i) No fixtures, equipment or personal property located on the Real Property shall be removed from the Real Property (other than in the Ordinary Course of Business) unless the same are replaced with similar items of at least equal quality prior to the Closing Date;

                  (ii) Seller shall not withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate Taxes assessed against the Real Property for any fiscal period in which the Closing Date is to occur or any subsequent fiscal period without the prior written consent of Buyer, which consent shall not be unreasonably withheld;

                  (iii) Without first obtaining Buyer's consent, the Seller shall not enter into any contracts or other agreements with respect to the Real Property that could bind the Buyer, or any contracts or other agreements that could bind the Real Property, in each case, after the Closing Date;

                  (iv) Seller shall not, other than in the Ordinary Course of Business, enter into any management or operating agreement or booking agreements, or give possession of any portion of the Real Property to anyone, without the prior written approval of Buyer, which approval will not be unreasonably withheld or delayed;

                  (v) Without the consent of Buyer, Seller shall not, other than in the Ordinary Course of Business, alter the Real Property or consent to such alteration except to complete any improvements or non-structural changes, installations or decorations which may be required by law or as required under the Leases; and

                  (vi) Seller shall (or shall cause others to) maintain, operate and repair all components of the Real Property including the building systems so as to keep same in good working order and a good state of repair.

                  (i) Seller will, and will cause each of its representatives and agents (including counsel and accountants) to, afford Buyer and its representatives and agents full access during normal business hours to Seller's properties (including, without limitation, subsurface testing) and contracts, books, records and other documents and data (including, without limitation, electronic and computer information and financial information), and Buyer and its representatives and agents shall be permitted to make copies of such contracts, books, records and other documents and data and extracts therefrom (including, without limitation, the preparation of financial audits) and to discuss the business of Seller with the officers, representatives and employees of Seller; provided, that no examination or investigation of the foregoing by Buyer or such representatives and agents pursuant to this subsection (i) shall affect any of the representations and warranties of Seller set forth in this Agreement, and provided further, that (A) any examination or investigation of the foregoing shall be conducted in such manner as not to interfere unreasonably with the operation or the conduct of the businesses of or any other activities carried on by Seller and (B) in the event of the termination of this Agreement for any reason whatsoever, Buyer will return to Seller upon written request all documents, work papers, copies, extracts and other material obtained from Seller in connection with the transactions contemplated hereby.

                  (j) Subsequent to the Closing Date, Seller shall not use, in trade or otherwise, any of the Intellectual Property or other information described in Section 2.1(e). Promptly following the Closing Date, Seller shall change its corporate name to a name that does not include the words "Sunshine" or "Sun" or any variations thereon or derivations thereof.

                  8.2 Filings and Governmental Consents. After the execution and delivery of this Agreement, Seller, the Signing Stockholders and Buyer shall each use its best efforts to cooperate in obtaining any consent, approval, authorization or order of, or in making any registration or filing with, any Governmental Body required in connection with the execution, delivery or performance of this Agreement or in connection with the transactions contemplated hereby.

                  8.3 Confidentiality.

                  (a) Prior to the Closing Date, except for disclosure to accountants, attorneys, financial advisors and other consultants or advisors, Buyer and SFX agree that they shall, and shall use their best efforts to cause their officers, employees and authorized representatives to, hold in strict confidence all data and information (including, without limitation, electronic or computer information) obtained by them from Seller or the Signing Stockholders (unless such information is a matter of public knowledge or has heretofore been or is hereafter published or filed as public information or becomes readily ascertainable from public or published information or trade sources) and shall use their best efforts to ensure that such officers, employees and authorized representatives do not disclose such information to others without the prior written consent of Seller, except that Buyer, SFX and such other persons may provide such confidential information in response to legal process or applicable laws, governmental regulations or rules and regulations of any applicable exchange or quotation system.

                  (b) Except for disclosure to accountants, attorneys, financial advisors and other consultants or advisors, Seller and the Signing Stockholders agree that they shall, and shall use their best efforts to cause their officers, employees and authorized representatives to, hold in strict confidence all data and information obtained by them from Buyer or SFX (unless such information is a matter of public knowledge or has heretofore been or is hereafter published or filed as public information or becomes readily ascertainable from public or published information or trade sources) and shall use their best efforts to ensure that such officers, employees and authorized representatives do not disclose such information to others without the prior written consent of Buyer, except that Seller, the Signing Stockholders and such other persons may provide such confidential information in response to legal process or applicable laws, governmental regulations or rules and regulations of any applicable exchange or quotation system.

                  (c) In the event this Agreement is terminated, Seller and the Signing Stockholders, on the one hand, and Buyer, on the other, each agree if so requested by the other party, to return promptly or to destroy every document furnished to either of them by the other party or any division, associate or affiliate of such other party and any copies thereof which may have been made, and which is in its possession or under its control, in connection with the transactions contemplated hereby, and to cause its representatives, and any representative of financial institutions, partnerships and others to whom such documents were furnished, promptly to return such documents and any copies thereof any of them may have made, other than documents filed with the SEC or otherwise publicly available and other than documents reasonably required by a party hereto in connection with or pertaining to any actual or Threatened litigation or other dispute resolution proceedings.

                  (d) Notwithstanding anything else herein contained, prior to and after the Closing Date, (i) Seller agrees that, if requested by SFX, it will consent to the use of its financial statements in any registration statement or other document filed by SFX (or any of its subsidiaries) under the Securities Act or the Securities Exchange Act of 1934, as amended, and
(ii) Seller and the Signing Stockholders agree that they will execute and deliver, and cause Seller's officers or other responsible Persons to execute and deliver, such management representation letters as are requested by SFX's independent accountants.

                  8.4 Access.

                  (a) The parties agree that so long as any books, records and files retained by Seller relating to the business, properties, assets or operations of Seller or the Purchased Assets, or the books, records and files or copies thereof relating to the period prior to the Closing Date delivered to Buyer hereunder, remain in existence and are available, each party (at its expense) shall have the right to inspect and to make copies of the same at any time during business hours for any proper purpose. Nothing contained herein shall require that either party disclose or give the other party access to financial records relating to such party's ownership of the Purchased Assets or operation of the business being transferred hereunder, except as specifically required by this Agreement. Neither of the parties hereto will destroy any of such books, records and files for a period of six years plus any extensions of time necessary due to any Tax Return or inquiry, audit, investigation or dispute after the Closing Date, without first having offered to deliver such books and records to the other party. Each party agrees that it will cooperate with and make available to the other party during normal business hours any books, records and information relating to the period prior to the Closing Date and any employees necessary and useful in connection with
(i) any Tax

Return or inquiry, audit, investigation or dispute, (ii) any litigation against or investigation by a third party, or (iii) any other business purpose requiring access to such books, records, information or employees. The party requesting any such books, records, information or employees shall bear all of the out-of-pocket costs and expenses (including without limitation attorney's fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such books, records, information or employees.

                  (b) At all times prior to the Closing, Buyer, its agents and contractors shall have the right to enter upon the Real Property for the purpose of conducting inspections and investigations of any kind and nature. Any such entry shall not, however, in any manner whatsoever restrict or materially interfere with the operations of the Real Property or impose any liability on the Seller. Seller reserves the right to impose reasonable conditions on Buyer's access to the Real Property if such access will restrict or materially interfere with the operations of the Real Property or impose liability on Seller. Buyer shall deliver to Seller true, correct and complete copies of any and all reports generated by structural engineers engaged by Buyer to inspect any Real Property or Structures.

                  (c) If, prior to the Closing, Buyer or SFX obtains actual knowledge that any representation or warranty of Seller contained in this Agreement was or has become inaccurate or untrue, then Buyer or SFX shall promptly notify Seller of such inaccuracy or untruthfulness; provided, however, that Seller's sole remedy for any failure of SFX or Buyer to comply with its obligations pursuant to this Section 8.4(c) shall be that, if such inaccuracy or untruthfulness is curable by Seller, then, notwithstanding any provision in this Agreement to the contrary, Seller shall have ten days from the time that Buyer or SFX gives notice to Seller of such inaccuracy or untruthfulness to cure any breach of this Agreement resulting from such inaccuracy or untruthfulness. The giving of any notice by Buyer or SFX pursuant to this Section 8.4(c) shall constitute neither a waiver of any breach by Seller nor a waiver of any of Buyer's or SFX's rights or remedies pursuant to this Agreement. For the purposes of this Section 8.4(c), "actual knowledge" of a matter by Buyer or SFX means that an officer or director of that party has obtained an actual understanding of the matter, and shall not be deemed to have occurred merely because the matter, or facts or information relating to the matter, have been disclosed to that party.

                  8.5 (reserved)

                  8.6 Employment Matters.

                  (a) On the Closing Date, Buyer shall assume all duties and obligations of Seller pursuant to its employment agreements with its employees other than the Signing Stockholders, and Seller shall assign and transfer to Buyer all of Seller's rights pursuant to such agreements; provided, however, that prior to the Closing Date each such agreement shall be amended to remove all references to specific Employee Benefit Plans. Seller and the Signing Stockholders agree that any and all employment agreements between such parties shall be terminated as of the Closing Date, on which date the Signing Stockholders shall enter into separate employment agreements with an Affiliate of SFX.

                  (b) Buyer and its Affiliates shall have the right to access to, in order to actively engage in the solicitation for employment or other engagement of, any of Seller's employees, consultants, representatives or agents. For any such Person who is ultimately hired by SFX or any of its Affiliates, SFX or such Affiliate shall grant credit to such Person under any applicable Employee Benefit Plans of SFX or such Affiliate, as the case may be, for all service of such Person with Seller prior to the Closing Date for all purposes for which such service may be recognized under such Employee Benefit Plans.

                  (c) If this Agreement is terminated pursuant to Section 11.1, then, for a period commencing upon the date of such termination and ending upon the first anniversary thereof, (i) neither Buyer nor SFX shall, either directly or indirectly, recruit or hire or attempt to recruit or hire, directly or by assisting others, any employee or consultant of Seller, and
(ii) neither Seller nor any Signing Stockholder shall, either directly or indirectly, recruit or hire or attempt to recruit or hire, directly or by assisting others, any employee or consultant of Buyer or SFX.

                  (d) Prior to the Closing, Seller shall terminate its and its employees' participation in all 401(k) Employee Benefit Plans applicable to its employees.

                  8.7 Legend. In addition to any legends required by the certificate of incorporation of SFX or the rules, regulations and policies of the Federal Communications Commission, the shares of Class A Common Stock of SFX issued to the Signing Stockholders shall bear a legend reading substantially as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THAT CERTAIN ASSET PURCHASE AND SALE AGREEMENT, DATED AS OF JUNE __, 1997, BY AND AMONG SUNSHINE PROMOTIONS, INC., SUNSHINE CONCERTS, L.L.C., THE COMPANY AND ALL OF THE STOCKHOLDERS OF SUNSHINE PROMOTIONS, INC.

Upon effectiveness of an applicable Registration Statement, SFX, at the request of a tendering Signing Stockholder, shall cause such Signing Stockholder's shares to be reissued without the first two sentences of the above legend.

                  8.8 Filing of Registration Statement.

                  (a) SFX undertakes (i) to file with the SEC, prior to the Closing and promptly following the first and second anniversaries thereof, a total of three registration statements (each, a "Registration Statement") under the Securities Act registering the resale of the shares of Class A

Common Stock of SFX issued pursuant to this Agreement on such dates, and (ii) to use commercially reasonable efforts to have each Registration Statement declared effective under the Securities Act. The Registration Statements shall be on Form S-3 (or successor form), unless such form may not be used by SFX or SFX determines to use another form.

                  (b) SFX shall use its reasonable best efforts to have each Registration Statement remain effective under the Securities Act for at least 12 months; provided, however, that if SFX determines in good faith that one or more Registration Statements may contain a material misstatement or omission because SFX or one of its affiliates has under consideration a significant acquisition or disposition or other material transaction that has not been publicly disclosed or that SFX is in the process of preparing for filing with the SEC a report on Form 8-K or other form, then SFX may prohibit the Signing Stockholders from using any such Registration Statement for an aggregate period not to exceed 45 days per Registration Statement during such 12-month period. In addition, SFX may delay the filing of any Registration Statement for up to an additional 45 days for such reason.

                  (c) Notwithstanding anything herein to the contrary, at any time that a Signing Stockholder wishes to sell shares of Class A Common Stock pursuant to any Registration Statement, he shall give written notice to SFX no less than one business day prior to the intended transaction, and SFX shall use its best efforts to advise such Signing Stockholder as promptly as practicable, but in no event in more than one business day, whether the transaction may proceed or is prohibited as contemplated in Section 8.8(b), and such Signing Stockholder shall not consummate any transaction or deliver any prospectus in the event that SFX shall so notify such Signing Stockholder of such prohibition, which notice shall include the number of days that the Registration Statement may not be used.

                  (d) SFX shall pay all costs and expenses incurred in connection with the Registration Statement other than legal fees and expenses of the Signing Stockholders, any underwriting discounts or commissions incurred by the Signing Stockholders and any transfer taxes applicable to the sale of the shares.

                  8.9 Notification.

                  (a) Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Seller becomes aware of any fact or condition that causes or constitutes a breach of any of Seller's or Signing Stockholders' representations and warranties as of the date of this Agreement, or if Seller becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules if the Schedules were dated the date of the occurrence or discovery of any such fact or condition, Seller will promptly deliver to Buyer a supplement to the Schedules specifying such change. During the same period, Seller will promptly notify Buyer of the occurrence of any breach of any covenant of Seller in this Section 8 or of the occurrence of any event that may make the satisfaction of the conditions in
Section 9 or 10
impossible or unlikely. Notwithstanding the foregoing, any such supplement or notification shall not modify or alter the duties and obligations of Seller hereunder or the effect of any representation, warranty, covenant or indemnity made by Seller under this Agreement, or constitute a waiver by Buyer, modification or alteration of any condition or obligation of Seller.

                  (b) Between the date of this Agreement and the Closing Date, Buyer will promptly notify Seller in writing if Buyer becomes aware of any fact or condition that causes or constitutes a breach of any of Buyer's or SFX's representations and warranties as of the date of this Agreement, or if Buyer becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules if the Schedules were dated the date of the occurrence or discovery of any such fact or condition, Buyer will promptly deliver to Seller a supplement to the Schedules specifying such change. During the same period, Buyer will promptly notify Seller of the occurrence of any breach of any covenant of Buyer in this Section 8 or of the occurrence of any event that may make the satisfaction of the conditions in Section 9 or 10 impossible or unlikely. Notwithstanding the foregoing, any such supplement or notification shall not modify or alter the duties and obligations of Buyer hereunder or the effect of any representation, warranty, covenant or indemnity made by Buyer under this Agreement, or constitute a waiver by Seller, modification or alteration of any condition or obligation of Buyer.

                  8.10 Environmental Reports and Related Matters.

                  (a) Buyer may elect to, at its sole expense, and Seller shall allow, an ASTM Practice E 1527-94, Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment ("ESA") to be conducted for each parcel of Real Property. Buyer shall provide, or cause to be provided, to Seller copies of all written reports of each ESA.

                  (b) If the ESA for any Real Property identifies any "recognized environmental condition of concern," as defined by the ESA Process, the environmental consultant shall make appropriate recommendations and conclusions as to further investigatory and remedial activities, which shall be conducted by the Seller at its sole expense. If Seller refuses to undertake the recommended investigatory and remedial activities, the Buyer, in its sole discretion, may exercise its options under subsection (d) below.

                  (c) In addition to the ESAs, Buyer shall have received all historic reports of environmental studies related to the Purchased Assets and any premises at which the Seller or its predecessors was or is located, undertaken by or on behalf of or for the use of Seller; provided, however, receipt by Buyer of any such reports shall not modify or alter the duties and obligations of Seller hereunder or the effect of any representation, warranty or indemnity made by Seller under this Agreement, or constitute acceptance of any condition or assumption of any liability by Buyer that may result from such condition, including, without limitation, the environmental condition of all or any part of any premises at which any part of the Purchased Assets was or is located.

                  (d) If, in Buyer's sole discretion, any of the environmental studies, including the ESAs, fails to provide a complete analysis of any environmental condition or identifies any Environmental, Health and Safety Liabilities which could potentially exceed $100,000 (singularly or in the aggregate) at or related to any Real Property, Buyer may (i) terminate this Agreement or (ii) exclude specified Leases from this transaction, which Leases will then remain in the possession of, and the sole responsibility of, the Seller. If Buyer elects item (ii) above, then the excluded parcels or Leases shall be deemed to be Excluded Assets and not Purchased Assets, and Buyer shall be entitled to a reduction of the Purchase Price corresponding to the fair market value of the excluded parcels or Leases. If Buyer and Seller cannot agree on such fair market value, Buyer may appoint a third-party appraiser reasonably satisfactory to Seller to determine such fair market value.

                  (e) Any representation of Buyer with respect to its satisfaction pursuant to this Section 8.10 shall not be interpreted to imply that Buyer has constructive knowledge regarding any aspect of Seller's business nor to limit the scope of any of Seller's representations under this Agreement. No due diligence examination or related activities of, or on behalf of, Buyer pursuant to this Section shall constitute a waiver or relinquishment by Buyer of its right to rely upon Seller's representations, warranties, covenants and agreements as made herein or pursuant hereto. No disclosure pursuant to this Section shall constitute an assumption by Buyer of any conditions or liabilities, and such disclosure shall not relieve Seller of its duties and obligations hereunder.

                  (f) The Indiana Responsible Party Transfer Law, Indiana Code 13-7-22.5-1 et seq., does not apply to the transfer under this Agreement of any Leases. Seller shall execute and deliver to Buyer, on the Closing Date, an affidavit attesting to the non-applicability of such law to the transfer under this Agreement of the Leases.

                  8.11 Further Assurances. Each party hereto shall execute and deliver, and cooperate with any other party in obtaining, such additional instruments, documents, conveyances and assurances as reasonably have been requested by any other party to confirm and assure the rights and obligations set forth herein.

                  8.12 Releases.

                  (a) Each Signing Stockholder acknowledges that the agreements set forth in this Section 8.12 are a condition to Buyer's obligation to purchase the Purchased Assets pursuant to this Agreement, and that Buyer is relying on this Section 8.12 in consummating such purchase.

                  (b) Each Signing Stockholder, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, in order to induce Buyer to purchase the Purchased Assets pursuant to this Agreement, hereby agrees as follows:

                  (i) Each Signing Stockholder, on behalf of such Signing Stockholder and each of such Signing Stockholder's Affiliates, hereby releases and forever discharges the Buyer and SFX, and each of their respective individual, joint or mutual, past, present and future directors, officers, employees, agents, consultants, advisors, representatives, stockholders, controlling persons, subsidiaries, successors and assigns (collectively, "Releasees") from any and all claims, demands, proceedings, causes of action, awards, decisions, injunctions, judgments, orders, rulings, subpoenas, verdicts, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each of the Signing Stockholders or any of their respective Affiliates now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to indemnification or reimbursement from SFX or Buyer, whether pursuant to contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall operate to release any obligations of Buyer or SFX arising under this Agreement or any Closing Documents or proximately caused by Buyer's or SFX's willful, fraudulent or grossly negligent acts.

                  (ii) Each Signing Stockholder hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

                  (iii) Without in any way limiting any of the rights and remedies otherwise available to any Releasee, each Signing Stockholder shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney's fees), whether or not involving third party claims, arising directly or indirectly from or in connection with (A) the assertion by or on behalf of such Signing Stockholder or any of such Signing Stockholder's Affiliates of any claim or other matter purported to be released pursuant to this
         Section 8.12 and (B) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the Signing Stockholders or any of their Affiliates against such third party of any claims or other matters purported to be released pursuant to this Section 8.12.

                  8.13 Consent and Voting Agreement.

                  (a) Each Signing Stockholder hereby irrevocably consents to the entering into of this Agreement and to the consummation of the transactions contemplated hereby. Pursuant to Section 23-1-29-4 of the Indiana Business Corporation Law, each Signing Stockholder hereby states that such Signing Stockholder is the holder of the number of outstanding shares of common stock of Seller set forth on Schedule 5.1 with respect to such Signing Stockholder, and hereby adopts the following resolutions by written consent:

                  (i) Resolved, that this Agreement, and each and every term and condition herein, as well as the transactions contemplated hereby, are hereby adopted and approved; and

                  (ii) Further resolved, that the officers of Seller are hereby severally authorized, empowered and directed, for and on behalf and in the name of Seller, to execute and deliver any and all documents, papers or instruments and to do or to cause to be done any and all such acts and things as such officers may deem necessary, appropriate or advisable to complete any and all transactions contemplated by this Agreement.

The written consent contained in this Section 8.13 may be executed in one or more counterparts and shall be filed with the minutes of the proceedings of the Stockholders.

                  (b) As long as this Agreement has not previously been terminated, each Signing Stockholder irrevocably agrees to vote all shares of common stock of Seller as to which such Signing Stockholder is entitled to vote (including all shares for which such Signing Stockholder holds a proxy) at a meeting of the Stockholders if any meeting is so held, or by written consent without a meeting as follows: (i) in favor of approval and adoption of this Agreement and the transactions contemplated hereby; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Seller under this Agreement; and (iii) against any action or agreement (other than this Agreement or the transactions contemplated by this Agreement or the termination of this Agreement in accordance with its terms), that would, directly or indirectly, impede, interfere with, delay, postpone or attempt to discourage the transactions contemplated hereby, including without limitation: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Seller; (B) a sale or transfer of a material amount of assets of Seller or a reorganization, recapitalization or liquidation of Seller; (C) any change in the management or board of directors of Seller or any Competing Transaction, except as otherwise agreed to in writing by Buyer; (D) any material change in the present capitalization of Seller; or (E) any other material change in Seller's corporate structure or business.

                  (c) The Signing Stockholders represent that they have received the irrevocable proxy of all other Stockholders to vote all equity interests in Seller held by such other Stockholders.

                  (d) Each Signing Stockholder agrees that, without the prior written consent of Buyer, during the period commencing on the date hereof and ending on the earlier of (i) the business day following the Closing Date or
(ii) the termination of this Agreement pursuant to the terms hereof, such Signing Stockholder will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock of Seller or any securities convertible into or exercisable or exchangeable for such shares.

                  8.14 Prepayment of Debt. Each Signing Stockholder covenants to repay in full, prior to the Closing Date, all amounts owed by such Signing Stockholder to Seller pursuant to the agreements listed or described on
Schedule 8.14.

                  8.15 Litigation Matters.

                  (a) SFX and Buyer shall bear the costs of any and all legal fees incurred by SFX or Buyer in connection with those certain lawsuits entitled (i) Bank One Lexington, N.A. v. Palace Theatre, et al., brought in the Commonwealth of Kentucky, Jefferson Circuit Court, Cause # 96-CI- 003109;
(ii) Hoffman Concerts, Inc. v. Sunshine Promotion, Inc. and Palace Theatre, Inc., brought in the Hamilton County Superior Court, Cause # 29D01-9607-000318; (iii) Fireman's Fund Insurance Company v. Sunshine Promotions, Inc. d/b/a Sunshine Artists aka Sunshine Artists Agency; TourDesign, Inc. aka Tour Design, Inc.; and Palace Theatre, Inc., Cause # 29D03-9706- CP309 before the Hamilton County, Indiana Superior Court No. 3;
(iv) The Courier Journal v. Sunshine Promotions, Inc., United States District Court, Western District of Kentucky at Louisville, Cause # 96CV-383-S; and (v)
J. Douglas Shellington and Jonathan Shellington v. Sunshine Group, Inc., et al. before the United States District Court, Southern District of Indiana, Indianapolis Division Cause # IP97-0125-C. In connection with such litigation, SFX or Buyer shall additionally deposit in escrow with an escrow agent reasonably acceptable to SFX and Seller the sum of $40,000.00, which escrowed amount shall be disbursed to Seller and/or the Signing Stockholders in order to pay or reimburse reasonable legal fees, net of any insurance proceeds, incurred by Seller and/or the Signing Stockholders, as the case may be, relating to such litigation. SFX and Buyer shall have no further liability of any sort or kind relating to such litigation, including, without limitation, any liability to pay further legal fees of Seller or any Signing Stockholder or any judgment entered by a court, whether for monetary damages, equitable relief, attorneys' fees, costs of suit, interest on any award or punitive damages.

                  (b) Seller and the Signing Stockholders represent and warrant to SFX and Buyer that Seller and the Signing Stockholders did not take, or refrain from taking, any action in a manner that would cause any party to this Agreement (other than the Signing Stockholders) to be subject to, and that no party to this Agreement will be determined by a court of competent jurisdiction to be subject to, any liability relating to the litigation described in subsection (a) of this Section. Seller and the Signing Stockholders agree to defend and indemnify SFX and Buyer pursuant to the terms of Section 12 hereof for any and all Damages incurred by SFX or Buyer (including, without limitation, any legal fees paid by SFX and/or Buyer), directly or indirectly occasioned by, arising out of, related to, based on or resulting from such litigation in the event of (i) any breach of the foregoing representation and warranty or (ii) any final determination of any such litigation that is adverse to Seller, SFX or Buyer or settlement of any such litigation. Seller and the Signing Stockholders agree that they will not resolve any such litigation before final judgment thereon through settlement, arbitration or in any other manner, unless such manner of resolution forecloses and extinguishes the possibility of any adverse party's ability to proceed against SFX and Buyer as a holder in due course, successor, assignee or otherwise with respect to Seller, the Signing Stockholders or any other party to such litigation.

                  (c) Upon the Closing Date, SFX and Buyer shall assume the defense of Seller in that certain lawsuit entitled Sunrise Video Productions, Inc. v. Allisonville Road Partners, et al., brought in the Hamilton County Superior Court, Cause # 29D03-9704-CP-185, and subsequently removed to the United States District Court for the Southern District of Indiana, Indianapolis Division, Cause # IP 97-0565-C T/G. In conducting such defense, SFX and Buyer shall use counsel reasonably satisfactory to Seller. SFX and Buyer shall bear the costs of any and all reasonable legal fees, net of any insurance proceeds, incurred by them subsequent to the Closing Date in connection with such litigation, and shall have no further liability of any sort or kind relating to such litigation, including, without limitation, any judgment entered by a court, whether for monetary damages, equitable relief, attorneys' fees, costs of suit, interest on any award or punitive damages.

                  (d) Seller and the Signing Stockholders represent and warrant to SFX and Buyer that Seller is the sole owner of all tangible and intangible assets and rights it is seeking to enforce in the litigation described in subsection (c) of this Section. Seller and the Signing Stockholders agree to defend and indemnify SFX and Buyer pursuant to the terms of Section 12 hereof for any and all Damages incurred by SFX or Buyer (including, without limitation, the value of any Intellectual Property claimed by the Seller but determined not to be the property of Seller and any legal fees and litigation costs paid by SFX and/or Buyer) directly or indirectly occasioned by, arising out of, related to, based on or resulting from such litigation in the event of (i) any determination by a court of any fact(s) that vary any of the foregoing representations and warranties or (ii) any final determination of any such litigation that is adverse to Seller, SFX or Buyer or settlement of any such litigation. Seller and the Signing Stockholders agree that they will not resolve such litigation before final judgment thereon through settlement, arbitration or in any other manner, unless such manner of resolution forecloses and extinguishes the possibility of any adverse party's ability to proceed against SFX and Buyer as a holder in due course, successor, assignee or otherwise with respect to Seller, the Signing Stockholders or any other party to such litigation.

                  (e) SFX and Buyer shall not have or assume any liability of any sort or kind relating in any way to any litigation or proceeding against Seller or the Signing Stockholders, except as explicitly set forth in this
Section 8.15.

                  (f) SFX and Buyer voluntarily make no submission to the jurisdiction of any court described in this Section for purposes of the actions described herein, by virtue of the agreements contained in this Section or in this Agreement.


                  SECTION 9. CONDITIONS TO OBLIGATIONS OF BUYER.

                  The obligations of Buyer to consummate the acquisition of the Purchased Assets at the Closing are subject, at Buyer's option, to the fulfillment, prior to or at the Closing, of each of the conditions set forth in this Section 9. Buyer may waive any condition specified in this Section 9 by executing a writing so stating at or prior to the Closing or by electing to proceed with the Closing with such condition unsatisfied. If Buyer waives any such unsatisfied condition, Buyer shall not be deemed to have waived any other rights or remedies it may have with respect to such condition.

                  9.1 Representations, Warranties and Covenants of Seller and the Signing Stockholders.

                  (a) Except where the failure to satisfy such conditions would not have a material adverse effect, (i) each and every representation and warranty of Seller and the Signing Stockholders herein contained shall be true and complete at the Closing Date, with the same effect as though made at such time except to the extent that a different time is specifically stated in any such representation or warranty, and (ii) Seller and the Signing Stockholders shall each have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

                  (b) The President or the Vice President of Seller shall have executed and delivered to Buyer a certificate, dated the Closing Date, as to the accuracy of the matters set forth in subsection (a) above; and true and complete copies of all resolutions of the board of directors of Seller authorizing the execution, delivery and performance of this Agreement, certified by the Secretary or an Assistant Secretary of Seller as of the Closing Date, shall have been delivered to Buyer and SFX.

                  9.2 Absence of Proceedings. No party to this Agreement or any Stockholder shall be subject to any restraining order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby or by any of the Closing Documents; and no suit, action or proceeding shall have been instituted and remain pending before a Governmental Body which would prohibit the continued operation or conduct of the business of Seller, or adversely affect Buyer's title or interest in the Purchased Assets.

                  9.3 Opinion of Counsel to Seller. Buyer and SFX shall have received from Seller's Counsel an opinion, dated the Closing Date, in form and substance satisfactory to Buyer and SFX, to the effect that:

                  (a) Seller has the right, power and authority to effect the transactions contemplated by this Agreement and has taken all corporate action and other action required by it to authorize the execution, delivery and performance of this Agreement and to consummate the transactions contemplated hereunder;

                  (b) Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, with all requisite corporate power and authority to own and lease its properties and carry on its business as conducted on the Closing Date and to effect the transactions contemplated by this Agreement; and Seller is fully qualified and in good standing to do business in all other jurisdictions where the nature of its business or the ownership of its properties requires such qualification;

                  (c) This Agreement and the Closing Documents delivered to Buyer on the Closing Date have each been duly authorized, executed and delivered by Seller and the Signing Stockholders and (assuming due and valid authorization, execution and delivery thereof by the other parties) constitute the valid and binding obligations of Seller and the Signing Stockholders enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights, or by equitable principles limiting the enforcement of creditors' rights generally;

                  (d) To such counsel's knowledge, all Governmental Authorizations required in order to permit consummation by Seller of the transactions contemplated hereby and by the Closing Documents have been obtained;

                  (e) The execution and delivery by Seller and the Signing Stockholders of this Agreement and the Closing Documents and compliance with the terms and provisions hereof or thereof do not conflict or will not conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of Seller or of any judgment, order, injunction, decree or ruling of any Governmental Body known to such counsel to which Seller or any Signing Stockholder or any of the Purchased Assets is subject, or, except where any required waiver or consent has not been obtained, of any agreement or contract listed on any Schedule delivered pursuant to this Agreement or, to the knowledge of such counsel, any other agreement or contract to which Seller or any Signing Stockholder is a party, or constitute a default thereunder or give to others any rights of termination of the transactions contemplated thereby, and do not conflict with any federal bankruptcy laws or any orders entered by the bankruptcy court in connection with the bankruptcy proceedings of Palace Theater LP, and approval of this Agreement or the transactions contemplated hereby by the bankruptcy court is neither necessary nor required;

                  (f) Except as set forth in Schedule 5.11, there is no pending or, to the knowledge of such counsel, Threatened, action, suit or proceeding before any Governmental Body, to which Seller is a party or to which any of the Purchased Assets are subject that is of a character required to be described in a Schedule delivered pursuant to this Agreement and which is not disclosed;

                  (g) Except as set forth in the Schedules to this Agreement, such counsel has no knowledge of any Lien on the Purchased Assets and to the best of such counsel's knowledge (i) Seller is not in default under any order of any Governmental Body; and (ii) Seller is not subject to any decree or judgment enjoining or restraining it from taking any action contemplated by this Agreement or requiring it to take any action inconsistent with the actions contemplated by this Agreement; and

                  (h) Such opinion as to the existence of all Governmental Authorizations required under Legal Requirements applicable to Seller and its properties and the transferability and effectiveness thereof as Buyer may reasonably request.

                  In rendering its opinion pursuant to this Section 9.3, such counsel may (i) rely, to the extent such counsel reasonably deems such reliance necessary or appropriate as to matters of fact, upon certificates of state officials and of officers of Seller and, with respect to the laws of jurisdictions other than the jurisdiction in which Seller's Counsel is based and the United States of America, on the opinion of counsel qualified with respect to such jurisdiction, provided the extent of such reliance is specified in the opinion and such counsel states that such reliance is reasonable, and (ii) assume that the laws of the State of New York are identical to those of the State of Indiana, provided that such assumption is specified in the opinion.

                  9.4 Consents or Approvals. All material consents, waivers, approvals, licenses or authorizations of lessors, third parties or Governmental Bodies (or any amendments or modifications to existing agreements with third parties), including, without limitation, those described in
Schedule 5.12(a), required to transfer the Purchased Assets and effect the transactions contemplated by this Agreement and the Closing Documents, and to allow the business of Seller to be operated by Buyer after the Closing in the manner and to the extent that such business was operated by Seller immediately prior to the Closing, have been obtained and delivered to Buyer.

                  9.5 Title Insurance. Buyer at Closing shall receive leasehold title policies for any Leased Real Property issued in its favor containing exceptions only for (a) real estate Taxes not yet due and payable and (b) those exceptions otherwise acceptable to Buyer. Each such policy shall contain a zoning endorsement reasonably acceptable to Buyer covering the current use or uses of the Real Property.

                  9.6 HSR Act. The applicable waiting period under the HSR Act shall have expired or been terminated.

                  9.7 Closing of Other Agreements. The transactions contemplated by the Other Agreements shall be consummated on or about the Closing Date.

                  9.8 Bill of Sale. On or prior to the Closing Date, Seller shall have executed and delivered to Buyer a General Bill of Sale substantially in the form of Exhibit 9.8.

                  9.9 Conveyance; Assignment and Assumption Agreement. On or prior to the Closing Date:

                  (a) (reserved)

                  (b) Seller shall deliver to Buyer an assignment or assignments, in form and substance satisfactory to Buyer, of Seller's right, title and interest to be transferred hereby in and to all Intellectual Property of Seller;

                  (c) Seller shall deliver to Buyer an assignment or assignments of Seller's interest in all Contracts and Leases included in the Purchased Assets to be assumed by Buyer and Buyer shall assume same (at Buyer's option, this may be effectuated pursuant to separate assignments with assignments of each of the Leases in recordable form, accompanied by an instrument in recordable form pursuant to which the owner of the landlord/lessor's, sub-landlord/sublessee's or licensor's interest confirms the chain of assignments of the tenant, lessee's or licensee's interest from the initial tenant, lessee or licensee to each successor-in-interest and ultimately to Seller);

                  (d) With regard to each Lease (other than Leases of office space that do not include the lease of any venue, if such Leased Real Property is not being improved by Seller and if such lease is not at a below-market rate), Seller shall obtain and deliver a non-disturbance agreement in form reasonably satisfactory to Buyer's counsel pursuant to which all mortgagees, fee owners and superior ground lessees (where such Lease is a sublease) shall agree that, provided Buyer shall not be in default under such Lease (subject to applicable notice and/or grace period), Buyer's possession of the Leased Real Property under such Lease shall not be disturbed nor shall Buyer be named in a foreclosure proceeding or proceeding to terminate a superior lease;

                  (e) (reserved)

                  (f) Seller shall execute, endorse and deliver to Buyer separate instruments of sale, assignment or transfer, in form suitable, where required, for filing or recording with the appropriate office or agency, for various items of the Purchased Assets;

                  (g) At or after the Closing, Seller shall also execute and deliver, at Seller's expense, such further instruments of conveyance, sale, assignment or transfer, and shall take or cause to be taken such other or further action, as Buyer shall request at any time or from time to time in order to vest, confirm or evidence in Buyer title to all or any part of the Purchased Assets intended to be conveyed, sold, transferred, assigned and delivered to Buyer under and in accordance with this Agreement;

                  (h) Seller shall deliver to Buyer all original Leases, Governmental Authorizations, Contracts, books and records and other Purchased Assets;

                  (i) Seller shall deliver the certificate referred to in
Section 5.17(t);

                  (j) Seller shall deliver to Buyer such affidavit of title or other certifications or indemnities executed by Seller and/or the Signing Stockholders as shall be reasonably required by the title insurance company insuring Buyer's title to any or all of the Real Property or a lender or lenders providing or that has (have) provided Buyer with financing;

                  (k) Seller shall deliver any and all transfer tax, real property transfer tax, disclosure of sales information, Indiana gross income tax, sales tax or other similar forms, affidavits or returns and checks on account of any and all Taxes due thereunder;

                  (l) To the extent required by applicable Legal Requirements, an approved disclosure statement or negative declaration with respect to Real Property;

                  (m) Seller shall deliver to Buyer any and all necessary partnership or corporate resolutions, authorizations or other instruments necessary or proper to evidence the authority of Seller and the Person(s) executing any Closing Documents on Seller's behalf to execute and/or deliver the same;

                  (n) (reserved)

                  (o) On or prior to the Closing Date, Seller shall have delivered to Buyer duly executed titles to all vehicles owned by Seller, except as set forth on Schedule 2.2, together with such instruments of transfer as Buyer may request; and

                  (p) Seller and the Signing Stockholders shall deliver any and all other documents, agreements, certifications, affidavits and/or instruments to be executed and/or delivered by them in accordance with the terms of this Agreement.

                  9.10 Environmental Matters. Buyer shall have received all ESAs and any further environmental studies required pursuant to Section 8.10 with respect to the Real Property.

                  9.11 (reserved)

                  9.12 Employment Agreements. On or prior to the Closing Date, Seller and the Signing Stockholders shall have entered into employment agreements in form and substance reasonably satisfactory to such parties.

                  9.13 Working Capital. The aggregate deficit in Working Capital as of the Closing Date shall be no greater than $4,500,000.


                  SECTION 10. CONDITIONS TO OBLIGATIONS OF SELLER.

                  The obligations of Seller to sell, transfer and convey the Purchased Assets at the Closing are subject, at Seller's option, to the fulfillment, prior to or at the Closing, of each of the conditions set forth in this Section 10. Seller may waive any condition specified in this Section 10 by executing a writing so stating at or prior to the Closing or by electing to proceed with the Closing with such condition unsatisfied. If Seller waives any such unsatisfied condition, Seller shall not be deemed to have waived any other rights or remedies it may have with respect to such condition.

                  10.1 Representations, Warranties and Covenants of Buyer and
SFX.

                  (a) Except where the failure to satisfy such conditions would not have a material adverse effect, (i) each and every representation and warranty of Buyer and SFX herein contained shall be true and complete at the Closing Date, with the same effect as though made at such time except to the extent that a different time is specifically stated in any such representation or warranty, and (ii) Buyer and SFX shall each have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Buyer or SFX at or prior to the Closing Date.

                  (b) Buyer and SFX shall have delivered to Seller and the Signing Stockholders a certificate, dated the Closing Date and signed by their respective presidents or an executive vice president, as to the accuracy of the matters set forth in subsection (a) above; and true and complete copies of all resolutions of the boards of directors of Buyer and SFX authorizing the execution, delivery and performance of this Agreement, certified by the Secretary or an Assistant Secretary of

Buyer or SFX, as the case may be, as of the Closing Date shall have been delivered to Seller and the Signing Stockholders.

                  10.2 Absence of Proceedings. No party to this Agreement or any Stockholder shall be subject to any restraining order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby or by the Closing Documents and no suit, action or proceeding shall have been instituted and remain pending before a Governmental Body that would prohibit such transactions.

                  10.3 Opinion of Buyer's Counsel. Seller and the Signing Stockholders shall have received from SFX's in-house counsel an opinion, dated the Closing Date, in form and substance satisfactory to Seller's Counsel, to the effect that:

                  (a) Each of Buyer and SFX is duly organized and validly existing in good standing under the laws of its state of incorporation with all requisite corporate power and authority to own and operate its properties and to conduct the business it is conducting as of the Closing Date and to effect the transactions contemplated by this Agreement;

                  (b) This Agreement and the Closing Documents to which either Buyer or SFX is to be a party have each been duly executed and delivered by Buyer or SFX, as the case may be, and (assuming due and valid authorization, execution and delivery thereof by the other parties) constitute the valid and binding obligations of Buyer or SFX, as the case may be, enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights, or by equitable principles or limiting the enforcement of creditors' rights generally, and all corporate action by Buyer and SFX required to authorize the transactions contemplated hereby and thereby have been taken; and

                  (c) Neither the execution and delivery by Buyer of this Agreement or the Closing Documents nor compliance with any terms and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the respective Certificates of Incorporation or By-Laws of Buyer or SFX or of any judgment, order, injunction, decree or ruling of any Governmental Body to which Buyer or SFX is subject and of which Buyer's counsel has knowledge, or to the knowledge of such counsel, any other agreement or contract to which Buyer is a party or to which it is subject or constitute a default thereunder.

                  In rendering such opinion such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate as to matters of fact, upon certificates of state officials and of any officer or officers of Buyer, provided the extent of such reliance is specified in the opinion.

                  10.4 HSR Act. The applicable waiting period under the HSR Act shall have expired or been terminated.

                  10.5 Control of SFX. Robert F.X. Sillerman shall be in control (for purposes of this Section, "control" shall have the meaning assigned to such term in the rules and regulations of the Federal
Communications Commission) of SFX on the Closing Date.

                  10.6 Note. Seller shall have received the Note, substantially in the form of Exhibit 3.1(c), executed by Buyer.

                  10.7 (reserved)

                  10.8 Assignment and Assumption Agreement. On or prior to the Closing Date, Buyer shall have executed and delivered to Seller a General Bill of Sale as described in Section 9.8.

                  10.9 Closing of Other Acquisition Agreements. The transactions contemplated by the Other Agreements shall be consummated on or about the Closing Date.

                  10.10 Employment Agreements. On or prior to the Closing Date, Seller and the Signing Stockholders shall have entered into employment agreements in form and substance reasonably satisfactory to such parties.


                  SECTION 11. TERMINATION.

                  11.1 Termination. Notwithstanding any other provision of this Agreement, this Agreement may be terminated and abandoned before the Closing Date:

                  (a) by mutual written agreement of Seller and Buyer;

                  (b) by Buyer, if (i) the conditions set forth in Section 9 have not all been fulfilled (or waived by Buyer) on or before December 31, 1997, and (ii) Buyer has complied with all of the obligations applicable to it as set forth in this Agreement (excluding, however, any obligations not complied with solely as a result of non-performance by Seller or any Signing Stockholder);

                  (c) by Seller, if (i) the conditions set forth in Section 10 have not all been fulfilled (or waived by Seller) on or before December 31, 1997, and (ii) Seller and the Signing Stockholders have complied with all of the obligations applicable to them as set forth in this Agreement (excluding, however, any obligations not complied with solely as a result of non-performance by Buyer or SFX);

                  (d) by Buyer, if Seller or any Signing Stockholder shall be in material breach of this Agreement and such breaching party shall fail to remedy such breach within thirty business days after written notice specifying such breach in reasonable detail and demanding that the same be remedied;

                  (e) by Seller, if Buyer or SFX shall be in material breach of this Agreement and shall fail to remedy such breach within thirty business days after written notice specifying such breach in reasonable detail and demanding that the same be remedied;

                  (f) by either Buyer or Seller if any waiting period under the HSR Act has not expired or terminated by December 31, 1997; or

                  (g) by either Buyer or Seller if any of the Other Agreements has been terminated pursuant to Section 8.5 of such agreement.

                  11.2 Effect of Termination. Each party's right of termination under Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 8.3, 11.2 and 13.1 will survive.

                  SECTION 12. INDEMNIFICATION.

                  12.1 Indemnification of Buyer and SFX; Appointment of Representative.

                  (a) The Seller, on the one hand, and the Signing Stockholders, on the other hand (but individually on a basis equal to each Signing Stockholder's equity interest in Seller as a proportion of all equity interests in Seller held by Signing Stockholders), jointly and severally agree to indemnify, defend and hold harmless Buyer and SFX and their successors and assigns from and against any and all Damages, directly or indirectly occasioned by, arising out of, related to, based on or resulting from (i) any breach or default of any of the representations, warranties, covenants or agreements of Seller or the Signing Stockholders contained in this Agreement or in any Exhibit or Schedule hereto or any Closing Document, (ii) the Excluded Assets, the ownership of Purchased Assets or the operations of Seller prior to the Closing Date, (iii) the liabilities not assumed by Buyer pursuant to this Agreement (including, without limitation, product liabilities and Environmental, Health and Safety Liabilities), (iv) acts or failures to act of Seller or the Signing Stockholders prior to the Closing Date, including their officers, directors, attorneys, agents, representatives or Affiliates or (v) Palace Theater LP or any trustee or receiver thereof or any Persons acting in the right of, or in the capacity of a claimant of or against, Palace Theater LP.

                  (b) Each Signing Stockholder hereby authorizes and appoints
P. David Lucas (the "Representative") as representative and attorney-in-fact to act for and on behalf of such Signing Stockholder in connection with the matters described in this Section 12. Each Signing Stockholder agrees not to take any actions authorized by this Section 12 other than through the Representative.

                  (c) For the purposes of this Section 12, the Signing Stockholders may, by written notice signed by them and delivered to SFX, appoint any other individual to act as the Representative. In the event of the death, incapacity or resignation of the Representative, if no such replacement is appointed within thirty (30) days, SFX may designate an interim replacement to serve until such appointment.

                  (d) In connection with this Agreement and the transactions contemplated hereby, the Seller and the Signing Stockholders agree that the Representative shall not be liable for any error of judgment or for any act done or omitted by the Representative in good faith or for any mistake in fact or law, except for the Representative's own willful misconduct or gross negligence.

                  (e) The parties hereto agree to submit to binding arbitration, pursuant to the rules of the American Arbitration Association applicable to commercial disputes, any dispute among the parties hereto with respect to Damages relating to Environmental, Health and Safety Liabilities, to the extent that such dispute relates to (i) the amount of Damages subject to Section 12.1(a) and/or (ii) the time when such Environmental, Health and Safety Liabilities arose. Such arbitration will be conducted by a panel of three arbitrators (which need not be selected from a panel of the American Arbitration Association), of whom one will be appointed by Buyer, one by Seller and the third by the other two arbitrators. However, if Buyer or Seller fails to appoint its arbitrator within 30 days of a receipt of a written demand for arbitration, the arbitration shall be conducted by the single arbitrator appointed by the other party.

                  12.2 Indemnification of Seller and the Signing Stockholders. Buyer and SFX jointly and severally agree to indemnify, defend and hold harmless Seller and its successors and assigns and the Signing Stockholders from and against any and all Damages, directly or indirectly occasioned by, arising out of, related to, based on or resulting from (a) any breach or default of any of the representations, warranties, covenants or agreements of Buyer or SFX contained in this Agreement or in any Exhibit, Schedule or Closing Document, (b) the ownership of Purchased Assets subsequent to the Closing Date or the operations of Buyer, (c) the failure of Buyer to satisfy the Assumed Obligations and (d) acts or failures to act of Buyer or SFX subsequent to the Closing Date, including their officers, directors, attorneys, agents, representatives or Affiliates.

                  12.3 Claims for Indemnification.

                  (a) Promptly after the receipt by Buyer or SFX of notice of
(i) any claim or (ii) the commencement of any action, proceeding or litigation (collectively, "Litigation") which may entitle Buyer or SFX to indemnification, such party shall give the Representative written notice of such claim or the commencement of such Litigation. Promptly after the receipt by the Representative of notice of (i) any claim or (ii) the commencement of any Litigation which may entitle the Signing Stockholders to indemnification, the Representative shall give Buyer and SFX written notice of such claim or the commencement of such Litigation. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or Litigation if
(i) the Indemnifying Party gives written notice to the Indemnified Party acknowledging the Indemnified Party's right to indemnification for such claim or Litigation pursuant to this Section 12, (ii) counsel to the Indemnifying Party is reasonably satisfactory to the Indemnified Party and (iii) the claim or Litigation seeks only money damages and does not seek injunctive or other equitable relief. The failure to give the Indemnifying Party timely notice under this clause shall not preclude the Indemnified Party from seeking indemnification from the Indemnifying Party unless such failure has materially prejudiced the Indemnifying Party's ability to defend such claim or Litigation.

                  (b) If the Indemnifying Party assumes the defense of any such claim or Litigation as set forth in subsection (a), the obligations of the Indemnifying Party as to such claim or Litigation shall be limited to taking all steps necessary in the defense or settlement of such claim or Litigation and to holding the Indemnified Party harmless from and against any losses, damages and liabilities caused by or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such claim or Litigation; however, the Indemnified Party may participate, at its or his expense, in the defense of such claim or Litigation provided that the Indemnifying Party shall direct and control the defense of such claim or Litigation. The Indemnified Party shall cooperate and make available all books and records reasonably necessary and useful in connection with the defense. The Indemnifying Party shall not, in the defense of such claim or Litigation, consent to entry of any judgment, or enter into any settlement, except, in each case, with the written consent of the Indemnified Party, that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim or Litigation.

                  (c) If the Indemnifying Party does not assume the defense of any such claim or Litigation, the Indemnified Party may, but shall have no obligation to, defend against such claim or Litigation in such manner as it may deem appropriate. The Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of all reasonable expenses, legal or otherwise, incurred by the Indemnified Party in connection with the defense against or settlement of such claim or Litigation. If no settlement of the claim or Litigation is made, the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of any judgment rendered with respect to such claim or in such Litigation and of all reasonable expenses, legal or otherwise, incurred by the Indemnified Party in the defense against such claim or Litigation.

                  12.4 Materiality or Knowledge. Solely for the purposes of calculating the amount of Damages arising from any breach or default of any of the representations, warranties, covenants and agreements contained in this Agreement or any Exhibit or Schedule, or any Closing Document, the applicable provisions thereof shall be read and interpreted as if any qualification stated therein with respect to materiality or material adverse effect or knowledge was not contained therein.

                  12.5 Set-Off in Lieu of Separate Compensation. Buyer or SFX may, at any time, elect to set off any amounts payable by Seller or the Signing Stockholders pursuant to this Agreement or pursuant to the Other Agreements against any amount set forth in Section 3.1 or any other amounts payable by Buyer or SFX to the Signing Stockholders or to Seller. If Buyer or SFX elects such set-off with respect to any amount payable by the Signing Stockholders, Buyer or SFX shall deliver, along with or prior to such payment by Buyer or SFX, a written notice of such set-off and the amount and nature thereof. Such set-off shall be in lieu of Buyer's or SFX's right to receive indemnification or other compensation from Seller or the Signing Stockholders for any amounts set off, but shall not affect the parties' right to receive any other payments due under this Agreement. For purposes of this Section 12.5, shares of Class A Common Stock of SFX shall be valued as set forth in
Section 12.7(d).

                  12.6 Method of Payment of Indemnification. Except as set forth in Section 12.5, all amounts payable pursuant to this Section 12 shall be paid in cash to the Indemnified Party or to such Person as the Indemnified Party may direct.

                  12.7 Limitations on Indemnification.

                  (a) In no event shall any Signing Stockholder be required to indemnify the Indemnified Party (or to allow set-offs in lieu thereof pursuant to Section 12.5) for amounts aggregating more than the amount of (i) 150% of
(ii) the sum of (A) the aggregate amount payable pursuant to Section 3.1, multiplied by (B) the percentage of the equity of Seller that is owned by such Signing Stockholder or any Affiliate thereof; provided, however, that such indemnification and/or set-offs shall not be so limited in respect of Taxes or Environmental, Health and Safety Liabilities.

                  (b) In no event shall Buyer and SFX or the Seller be required to indemnify an Indemnified Party (or to allow set-offs in lieu thereof pursuant to Section 12.5) for amounts (including amounts paid by such Indemnifying Party pursuant to Section 12 of the Other Agreements) aggregating more than the limit set forth in subsection (a) above for all Signing Stockholders; provided, however, that such indemnification and/or set-offs shall not be so limited in respect of Taxes or Environmental, Health and Safety Liabilities.

                  (c) Each party will have no liability for indemnification pursuant to this Section 12 until the total of all Damages for which such party is the Indemnifying Party exceeds $100,000 (at which time such party shall indemnify the Indemnified Party for the entire amount of Damages). However, this Section 12.7(c) will not apply to Damages related to any breach of any representations and warranties of which the Indemnifying Party had knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by the Indemnifying Party of any covenant or obligation.

                  (d) For purposes of this Section, shares of Class A Common Stock of SFX stock deliverable by Buyer pursuant to Section 3.1 shall be valued at the average of the high and low sales prices thereof, as reported on the Nasdaq National Market, on the Closing Date.

                  (e) In no event shall any party be required to indemnify an Indemnified Party for any Damages arising subsequent to the date five years after the Closing Date.

                  SECTION 12A. RIGHT OF FIRST REFUSAL.

                  12A.1 Right of First Refusal. For three years subsequent to the Closing Date, Buyer or SFX may not sell its entire interest in either Deer Creek Music Center or the Polaris Amphitheater (the "Centers") to a third party that is not an Affiliate of Buyer or SFX unless it shall have first offered to sell such Center to Seller (or any entity wholly owned by the Signing Stockholders and designated by Seller in a notice delivered to Buyer pursuant to Section 13.4) on the terms and conditions set forth in Section 12A.2.



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                  12A.2 Procedure.

                  (a) Prior to effecting any such sale of a Center, Buyer or SFX shall first deliver a written notice (the "Notice") to Seller or such other entity, as the case may be, specifying its intent to consummate such sale. Seller or such other entity shall have 15 days after receipt of the Notice to submit an offer to Buyer to purchase such Center, specifying the amount and type of consideration therefor (the "Seller's Offer").

                  (b) If Buyer accepts the Seller's Offer, then Buyer shall so notify the notifying entity within 15 days after receipt of the Seller's Offer, and the parties will promptly proceed to negotiate the terms of a definitive purchase agreement, which agreement Buyer shall not unreasonably refuse to sign. The definitive purchase agreement shall be executed no later than 45 days after the acceptance by Buyer of the Seller's Offer. Simultaneously with the execution of the definitive purchase agreement, Seller or such other entity, as the case may be, must deliver to Buyer or SFX a letter from a nationally-recognized investment bank, bank or other lending institution reasonably acceptable to Buyer or SFX stating that it is willing to provide the financing for Seller's or such entity's purchase of such Center. Buyer or SFX will not be required to execute the definitive purchase agreement unless it receives such a letter.

                  (c) If Buyer rejects the Seller's Offer, so long as Seller (or such other entity) does not submit Seller's Offer within the time period specified in subsection (a), or if Seller (or such other entity) and Buyer or SFX do not execute a definitive purchase agreement within the 45-day period specified in subsection (b), then Buyer or SFX, as the case may be, during the six-month period commencing on the date of delivery of the Notice, may only sell or otherwise transfer such Center to a third party on economic terms more favorable than those contained in the Seller's Offer, and shall not be required to further comply with the right-of-first-refusal procedures contained in this Section; provided, however, that, subsequent to such six-month period, any sale of such Center to a third party shall be subject to the notice and other provisions of this Section 12A.

                  SECTION 13. MISCELLANEOUS.

                  13.1 Expenses. Each of the parties hereto shall bear its own expenses, including fees of any attorneys and accountants engaged by such party, except that (a) any Taxes or filing, registration or recording fees applicable to the transfer of the Purchased Assets shall be borne by Seller;
(b) notwithstanding subsection (a), the HSR Act filing fees shall be borne one-half by Seller and one-half by Buyer; and (c) in the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

                  13.2 Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that any of the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state


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thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which such other party may be entitled at law or in equity.

                  13.3 Survival. The representations, warranties, covenants, indemnities and agreements of the parties to this Agreement shall survive the Closing and shall survive any investigation by the other party; provided, however, that the representations and warranties contained in Sections 5, 6 and 7 shall only survive until the later of (a) 18 months or (b) the expiration of all claims and other proceedings in respect of Damages that are the subject of indemnification pursuant to Section 12, except with respect to any representation or warranty relating to Taxes, which representation or warranty shall survive for the longer of (a) six years or (b) any statute of limitations (as amended from time to time or as extended by an agreement not entered into unreasonably) that applies to actions by any Governmental Authority against Buyer or SFX in connection with such Taxes.

                  13.4 Notices. All notices, demands or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or sent by registered or certified mail, first class, return receipt requested, postage prepaid, addressed as follows:

                  (a)      if to Seller or the Signing Stockholders:

                           Sunshine Promotions, Inc.
                           10089 Allisonville Road, Suite 100
                           Fishers, Indiana  46038
                           Attn: P. David Lucas

                           with a copy to:

                           Lowe Gray Steele & Darko
                           Bank One Tower
                           111 Monument Circle, Suite 4600
                           Indianapolis, Indiana 46204
                           Attn: Craig Pinkus and Connie Gustafson

                  (b)      if to Buyer or SFX:

                           SFX Broadcasting, Inc.
                           150 East 58th Street, 19th Floor
                           New York, New York  10155
                           Attn: Howard J. Tytel, Executive Vice President



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                           with a copy to:

                           Baker & McKenzie
                           805 Third Avenue
                           New York, New York  10022
                           Attn: Howard M. Berkower

or such other address with respect to any party hereto as such party may from time to time notify the other parties hereto. Any such notice, demand or communication shall be deemed to have been given (i) if so mailed, as of the close of the third business day following the date so mailed or, (ii) if personally delivered, on the date such delivery is made.

                  13.5 Assignment; Successors and Assigns. Neither this Agreement nor any interest herein may be assigned or transferred by any party hereto or by operation of law or otherwise without the consent in writing of the other parties, provided, however, that Buyer may assign this Agreement in whole or in part to a separate corporation, all of the capital stock of which is owned by SFX, formed for the purpose of consummating the transactions contemplated hereby. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.

                  13.6 Entire Agreement. This Agreement, the Schedules and Exhibits referred to herein and the Closing Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral among such parties and constitute the whole and entire basis upon which the respective rights, duties, obligations, representations and warranties contained herein and therein are based. No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom the enforcement of such change, waiver, discharge or termination is sought.

                  13.7 Governing Law; Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York in all respects, including all matters of construction, validity and performance, without regard to their conflict of law principles.

                  13.8 Construction. THE PARTIES HAVE PARTICIPATED JOINTLY IN THE NEGOTIATION AND DRAFTING OF THIS AGREEMENT. IF AN AMBIGUITY OR QUESTION OF INTENT OR INTERPRETATION ARISES, THIS AGREEMENT SHALL BE CONSTRUED AS IF DRAFTED JOINTLY BY THE PARTIES, AND NO PRESUMPTION OR BURDEN OF PROOF SHALL ARISE FAVORING OR DISFAVORING ANY PARTY BY VIRTUE OF THE AUTHORSHIP OF ANY OF THE PROVISIONS OF THIS AGREEMENT. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Nothing in the Schedules hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a


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document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty concerns the existence of the document or other item itself). The parties intend that each representation, warranty and covenant contained herein shall have independent significance. All references to Schedules and Exhibits shall mean the Schedules and Exhibits attached hereto and made a part hereof.

                  13.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

                  13.10 Jurisdiction. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURT (AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 13.10 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OTHER THAN FOR SUCH PURPOSE.

                  13.11 Captions. The captions in this Agreement are for convenience of reference only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

                  13.12 Counterparts. This Agreement may be executed in any number of counterparts, and by any party on separate counterparts, each of which as so executed and delivered shall be an original, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed by such party.

                  13.13 Bulk Sales Laws. Seller and Buyer waive compliance with the provisions of any applicable bulk sales law; provided, however, that Seller and the Selling Stockholders agree to pay and discharge when due or to contest or litigate all claims of creditors which could be asserted against Buyer or SFX or the Purchased Assets by reason of such noncompliance, and to indemnify, defend and hold harmless Buyer and SFX from and against any and all such claims, and to take promptly all necessary action to remove any Lien which may be placed on the Purchased Assets by reason of such noncompliance.

                  13.14 Publicity. Each of the parties hereto agrees that, until the Closing it will consult with the other party before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby and that, subject


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to the requirements of applicable law or Nasdaq, neither party will make any such press release or public statement without the prior consent of the other party.

                  13.15 Waiver. All of the original rights and powers of any party hereunder shall remain in force notwithstanding any neglect, forbearance or delay in enforcement thereof, and no party shall be deemed to have waived any of its rights, any provision of this Agreement or any notice given hereunder unless such waiver is in a writing signed by an officer of the waiving party. No such waiver by a party of any breach by another party of any provision of this Agreement shall be deemed a waiver of any continuing, future or recurring breach of such provision or any other provision of this Agreement. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action or compliance with any representations, warranties, covenants or agreements contained in this Agreement.

                  13.16 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.



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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

                                  SUNSHINE PROMOTIONS, INC.


                                  By: /s/ P. David Lucas
                                     ---------------------------------
                                     Name:  P. David Lucas
                                     Title: President


                                  SUNSHINE CONCERTS, L.L.C.
                                  By:  SFX Broadcasting of the Midwest, Inc.,
                                       its sole member

                                       By: /s/ Howard J. Tytel
                                          ----------------------------
                                       Name:  Howard J. Tytel
                                       Title: Executive Vice President


                                  SFX BROADCASTING, INC.


                                  By: /s/ Howard J. Tytel
                                     ---------------------------------
                                     Name:  Howard J. Tytel
                                     Title: Executive Vice President


                                  SIGNING STOCKHOLDERS:

                                  /s/ P. David Lucas
                                  ------------------------------------
                                  P. David Lucas

                                  /s/ Steven P. Sybesma
                                  ------------------------------------
                                  Steven P. Sybesma



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